Exhibit 10(ww)

                                                              RETIREMENT PLAN

                                                                            OF

                                                NORFOLK SOUTHERN CORPORATION

                                                                           AND

                                            PARTICIPATING SUBSIDIARY COMPANIES

                                                              Effective June 1, 1982

                                              Amended to and Including December 1, 2006

As amended and restated:	/s/ Gloria W. Dana
Gloria W. Dana
Secretary, Retirement Plan of
Norfolk Southern Corporation and
Participating Subsidiary Companies

Date:	Feb. 2, 2007

RETIREMENT PLAN

OF

NORFOLK SOUTHERN CORPORATION

AND PARTICIPATING SUBSIDIARY COMPANIES

INDEX

Page

ARTICLE I.	INTRODUCTION	1
ARTICLE II.	DEFINITIONS	1
ARTICLE III.	MEMBERSHIP	9
ARTICLE IV.	CREDITABLE SERVICE	10
ARTICLE V.	RETIREMENT	13
ARTICLE VI.	RETIREMENT BENEFITS	15
ARTICLE VII.	LIMITATION ON BENEFITS	22
ARTICLE VIII.	SURVIVORSHIP BENEFITS AND OPTIONS	23
ARTICLE IX.	VESTING AND TERMINATION OF EMPLOYMENT	30
ARTICLE X.	FUNDING
ARTICLE XI.	ADMINISTATION OF PLAN AND TRUST PROVISIONS
ARTICLE XII.	MANAGEMENT OF FUND
ARTICLE XII1.	CERTAIN RIGHTS AND OBLIGATIONS OF NSC AND THE
PARTICIPATING SUBSIDIARIES
ARTICLE XIV.	NONALIENATION OF BENEFITS
ARTICLE XV.	REFUND OF EMPLOYEE CONTRIBUTIONS
ARTICLE XVI.	AMENDMENTS
ARTICLE XVII.	PARTICIPATION BY SUBSIDIARY COMPANIES - JOINT
ADMINISTRATION OF OTHER PLANS
ARTICLE XVIII.	MERGER OR CONSOLIDATION
ARTICLE XIX.	CONSTRUCTION
ARTICLE XX.	CANADIAN MEMBERS
ARTICLE XXI.	TOP HEAVY PROVISIONS
ARTICLE XXII.	NW PLAN FOR SUPLEMENTAL PENSIONS
ARTICLE XXIII.	RETIREE MEDICAL BENEFITS
ARTICLE XXIV.	MILITARY SERVICE
ARTICLE XXV.	DISABILITY BENEFIT
ARTICLE XXVI.	MISCELLANEOUS
Schedule A.	Additional Retirement Benefits
Schedule B.	Additional Retirement Benefits
Schedule C.	Reduction in Retirement Benefits

ARTICLE I.   INTRODUCTION

Norfolk Southern Corporation has established this Retirement Plan ("Plan") effective June 1, 1982 ("Effective   Date"), for its employees and employees of each subsidiary and affiliated company which adopts the Plan and is approved for participation in the Plan as provided in Article XVII.   This Plan is the successor to and supersedes, as of the Effective Date, the following retirement plans:

Retirement Plan of Norfolk and Western Railway Company
Southern Railway System Retirement Plan
Retirement Plan of Chesapeake Western Railway
Kentucky & Indiana Terminal Railroad Company Retirement Plan
Retirement Plan of Norfolk , Franklin and Danville Railway Company
Pocahontas Land Corporation Plan for Supplemental Pensions
Virginia Holding Corporation Supplemental Pension Plan
Retirement Plan of Lambert's Point Docks, Incorporated

This Plan also is the successor to and supersedes the Norfolk and Western Railway Company Plan for Supplemental Pensions and the Des Moines Union Railway Defined Benefit Pension Plan and Trust, effective December 31, 1988, and February 28, 1989, respectively.

ARTICLE II.   DEFINITIONS

AC&Y Plan	The Akron , Canton & Youngstown Railroad Company Pension and Insurance Plan.
Accrued Benefit	As of any date for any Member the retirement benefit under Article VI.
Additional Retirement Benefit	The additional monthly retirement benefit provided under Article VI as set forth in Schedule A or Schedule B of the Plan.
Agreement Service

Service in a position for which the rates of pay are governed by the provisions of a collective bargaining agreement (other than those excepted under Section 4 of Supplemental Agreement "A" between NW and the Brotherhood of Railway, Airline and Steamship Clerks, Freight Handlers, Express and Station Employees, effective January 12, 1979).

Agreement Trainee	An Employee in training for a position that is not a Nonagreement position.
Average Final Compensation

Average monthly Compensation paid to a Member during any five Compensation Years out of the 120 months of Creditable Service ending with the last month in which the Member was employed in a Nonagreement Position (or, if less than 120, of the actual number of months of Creditable Service), which will produce the highest average monthly Compensation. In the case of a Member who has not served five Compensation Years during his last 120 (or less) months of Creditable Service, such average shall be computed by disregarding breaks in service for the purpose of determining Compensation Years. In the case of a Member retired with less than 60 months of Creditable Service, the average monthly Compensation during his total months of Creditable Service shall be used.

Board of Directors	Board of Directors of NSC.
Board of Managers	Pursuant to Article XI, the Board that acts as trustee and is charged with administering the Plan.
Bonus

A payment made pursuant to the Norfolk Southern Corporation Annual Bonus Program, Norfolk Southern Corporation Management Incentive Plan, Norfolk Southern Corporation Executive Management Incentive Plan or NS Stock Unit Plan.

Closing Date

The Closing Date as defined in the Transaction Agreement by and among CSX Corporation, CSX Transportation, Inc., Norfolk Southern Corporation, Norfolk Southern Railway Company, Conrail Inc., Consolidated Rail Corporation and CRR Holding LLC, dated as of June 10, 1997.

Code	The Internal Revenue Code of 1986, as amended.
Compensation

Remuneration in the form of salary (increased by the amount of the Member's salary used that is not includible in the gross income of the Member because it is contributed by NSC or a Participating Subsidiary pursuant to the Member's salary reduction agreement and which is not includible in the gross income of the Member under (i) Section 402(e)(3) of the Code, as a Basic or Catch-Up Contribution to the Thrift and Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies, (ii) Section 125 of the Code, to provide benefits under the Norfolk Southern Corporation Comprehensive Benefits Plan, or (iii) Section 132(f)(4) of the Code, to provide benefits under the Pre-Tax Transportation Plan of Norfolk Southern Corporation and Participating Subsidiary Companies), or vacation pay paid to an Employee or former Employee for service in a Nonagreement Position, or Bonus for nonagreement service which is paid to an Employee in a Nonagreement Position, as reported to the Internal Revenue Service for Federal income tax purposes. Severance payments made pursuant to individual change-in-control agreements between a Member and NSC shall be included within this definition. Any other severance payments and special award payments, such as payments made under recruitment, safety, quality and retention programs, shall not be included within this definition. Annual compensation in excess of the limit provided in Section 401(a)(17)(B) of the Code shall not be included within this definition, except as otherwise permitted by law.

Compensation Year	Any twelve consecutive month period of monthly Compensation ending on the last day of the same month as the last month in which the Member was employed in a Nonagreement Position.
Conrail	Consolidated Rail Corporation.
Conrail Plan	Supplemental Pension Plan of Consolidated Rail Corporation.
Creditable Service	A Member's creditable service, as defined in Article IV, for purposes of the Plan.
CW Plan	Retirement Plan of Chesapeake Western Railway.
Disability Benefit

The monthly disability benefit not to exceed the amount of the Normal Retirement Benefit the Member would receive if the Member separated from service at age 65 (taking into account any additional Creditable Service the Member would have earned if he had continued to work for Norfolk Southern Corporation or a Participating Subsidiary until age 65).

Disability Benefit Compensation	A Member's basic monthly salary (not to exceed the monthly equivalent of the annual compensation limit prescribed by Section 401(a)(17) of the Code).
DMU Plan	Des Moines Union Railway Defined Benefit Pension Plan and Trust.
Eligible Child or Children

A Member's natural or adopted children (unless such natural or adopted children have been legally adopted by other individuals), who at the date of the Member's death are unmarried and under the age of 21 or who are totally and permanently disabled. An Eligible Child shall cease to be such as of the earlier of the last day of the month in which the child marries or attains the age of 21, or, if later, the last day of the month in which the child ceases to be totally and permanently disabled.

Eligible Parent or Parents	A Member's natural mother or father or, if the Member was legally adopted, the adoptive parents in lieu of the natural parents.
Employee

A person who is employed as an employee by NSC or a Participating Subsidiary on a full-time basis, or who is employed by NSC or a Participating Subsidiary on a regular part-time basis and is designated as an Employee by NSC or a Participating Subsidiary and, in each instance, who receives compensation directly from NSC or a Participating Subsidiary for services rendered as an employee in the United States or Canada.   Notwithstanding the previous sentence, the term "Employee" shall not include (w) a person who is covered by a contract or agreement that specifies that such person is not eligible to participate in the Plan; (x) a person who has terminated from employment with NSC or a Participating Subsidiary, unless designated as an Employee by NSC or a Participating Subsidiary; (y) a person who is a "Leased Employee" within the meaning of Section 414(n) of the Code or whose basic compensation for services on behalf of NSC or a Participating Subsidiary is not paid directly by NSC or a Participating Subsidiary; or (z) a person who is classified as a special status employee or an independent contractor because his or her employment status is temporary, seasonal or otherwise inconsistent with regular employment. An employee that NSC or a Participating Subsidiary mistakenly but in good faith classifies as other than an Employee shall be deemed to be an Employee as of the date on which NSC or a Participating Subsidiary reclassifies him or her as an Employee.

Fund	The assets held from time to time under the Plan.
Highly Compensated Employee

Any Employee who,(i) was at any time during the current year or preceding year a Five Percent Owner; or (ii) during the preceding year (A) received compensation from the Corporation or a Participating Subsidiary in excess of $80,000(as adjusted under Code Section 415(d))and (B) in the case of an Employee of any Participating Subsidiary not treated as a single employer together with the Corporation under Sections 414(b), 414(c), 414(m), 414(n), or 414(o) of the Code. For purposes of this definition, the term "compensation" means compensation within the meaning of Section 415(c)(3). For plan years beginning on or after January 1, 2001, "compensation" shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code. Highly compensated former employees (as defined in Code Section 414(q)(9)) shall be treated as Highly Compensated Employees for all relevant purposes. For purposes of this definition, Employees who are nonresident aliens and who receive no earned income from the Corporation or a Participating Subsidiary which constitutes income from sources within the United States shall not be treated as Employees. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top paid group, the number of Employees treated as officers and the compensation that is taken into account, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

Hour of Service

Each hour for which an Employee is paid, or entitled to payment for the performance or nonperformance of duties, or each hour for which back pay, regardless of mitigation of damages, is either awarded or agreed to by the employer. An Hour of Service shall be computed and credited in accordance with DOL Regulation 2530.200b.

K&IT Plan	Kentucky & Indiana Terminal Railroad Company Retirement Plan.
Leased Employee

Any person (other than employee of NSC or a Participating Subsidiary) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Internal Revenue Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of the recipient.

LPD Plan	Retirement Plan of Lambert's Point Docks, Incorporated.
LTD Plan	The Long-Term Disability Plan of Norfolk Southern and Participating Subsidiary Companies or any successor plan
Member	A person entitled to participate in the Plan.
Month of Service

Any calendar month in which an Employee is paid, or entitled to payment, for the performance or nonperformance of duties. A Month of Service shall be treated as the equivalent of 190 Hours of Service in accordance with DOL Regulation 2530.200b-3.

NF&D Plan	Retirement Plan of Norfolk , Franklin and Danville Railway Company.
Nonagreement Position

A position for which the rates of pay are not governed by the provisions of a collective bargaining agreement (but including those employees excepted under Section 4 of Supplemental Agreement "A" between NW and the Brotherhood of Railway, Airline and Steamship Clerks, Freight Handlers, Express and Station Employees, effective January 12, 1979), excluding those employees who perform service on positions in job class M11 (relief yardmasters/supervisors).

Normal Retirement Age	Age 65.
Normal Retirement Benefit	The greater of the early retirement benefit under the Plan or the benefit commencing under the Plan at Normal Retirement Date.
Normal Retirement Date	First day of the month next succeeding the month in which the Member attains Normal Retirement Age.
NSC	Norfolk Southern Corporation, a Virginia Corporation.
NW	Norfolk and Western Railway Company, a Virginia Corporation.
NW Plan	Retirement Plan of Norfolk and Western Railway.
NW Supplemental Plan	Norfolk and Western Railway Company Plan for Supplemental Pensions.
Participating Subsidiary	Each subsidiary or affiliated company of NSC which adopts the Plan and is approved for participation in the Plan as provided for in Article XVII.
Plan	Retirement Plan of Norfolk Southern Corporation and Participating Subsidiary Companies.
Plan Year	Calendar Year.
PLC Plan	Pocahontas Land Corporation Plan for Supplemental Pensions.
Projected Normal Retirement Benefit

The Member's projected accrued benefit under the Plan at Normal Retirement Age assuming the Member's Average Final Compensation at Normal Retirement Age equals his Average Final Compensation as measured on the last day in which the Member was an Employee and taking into account any additional Creditable Service the Member would have earned if he had continued to work at Norfolk Southern Corporation or a Participating Subsidiary until Normal Retirement Age.

Service Ratio

A fraction (not exceeding 1) the numerator of which is the Member's number of Months of Service and the denominator of which is the number of Months of Service the Member would have if he served until Normal Retirement Age.

Southern	Formerly, Southern Railway Company, a Virginia Corporation, name changed to Norfolk Southern Railway Company, effective December 31, 1990.
Southern Plan	Southern Railway System Retirement Plan.
Surviving Spouse	A deceased Member's lawful surviving spouse, as determined under the Code, who was married to the Member on the date of retirement or date of death before retirement.
VHC Plan	Virginia Holding Corporation Supplemental Pension Plan.
Year of Service	Any twelve consecutive month period, as measured from the date of employment or anniversaries thereof, in which an Employee has not less than 1000 Hours of Service.

Wherever used in the Plan, words in the masculine form shall be deemed to refer to females as well as males, and words referring to the singular or plural shall include the plural or singular, as the case may be.

ARTICLE III.   MEMBERSHIP

1.          Every person who is a member of the NW Plan, Southern Plan, CW Plan, K&IT Plan, NF&D Plan, PLC Plan or VHC Plan on the Effective Date shall become a Member on such date.   Every person who is a member of the LPD Plan shall become a Member on January 1, 1984.   Every person who is a member of the NW Supplemental Plan or the DMU Plan shall become a Member on December 31, 1988, and February 28, 1989, respectively.   However, a Member who is a member of the NW Supplemental Plan on December 31, 1988, and does not perform service for Compensation in a Nonagreement Position on or after December 31, 1988, shall be governed solely by the provisions of Article XXII of the Plan.

2.          Every other Employee shall become a Member on the first day he performs service for Compensation in a Nonagreement Position on or after the Effective Date.   Effective February 1, 1999, however, any Employee who begins to perform service as an Agreement Trainee on or after that date and was not previously a Member of the Plan will not be a Member of the Plan unless and until the Employee subsequently performs service in a Nonagreement Position other than that of Agreement Trainee.

3.          Unless a Member's rights in the Plan have vested under Article IX, or the Member dies in active service or during Disability Service and has made an effective election under Section 2 of Article VIII, his membership in the Plan shall terminate at the time he shall cease to be an Employee for any reason other than retirement or Disability Service.   Except as otherwise provided in Article IX, such a person shall be entitled only to a refund of his contributions, if any, held by the Plan with interest at such rate as shall from time to time be set by the Board of Managers.   A person whose membership has been so terminated shall again become a Member if subsequent to such termination he performs service for Compensation in a Nonagreement Position.

ARTICLE IV.   CREDITABLE SERVICE

1.          Creditable Service shall consist of:

(a)         Each Year of Service (or fraction thereof) with NSC or a Participating Subsidiary in a Nonagreement Position commencing on and measured from the later of the first day a Member performs service for Compensation or the Member's 1982 anniversary of his date of employment;

(b)         Service creditable as a member under the NW Plan, Southern Plan, AC&Y Plan, CW Plan, K&IT Plan, NF&D Plan, PLC Plan, or VHC Plan measured to the 1982 anniversary of the Member's date of employment (or the Member's employment termination date, if earlier), without regard to whether such 1982 anniversary date was before or after the Effective Date;

(c)         Service creditable as a member under the LPD Plan prior to January 1, 1984, as measured from the Member's date of employment;

(d)         Service (other than service creditable under the Conrail Plan as a result of the terms or provisions of any change-in-control agreement, employment agreement, severance agreement or other similar agreement) creditable to a member under the Conrail Plan beginning on April 1, 1976;

            (e)         The following periods of Agreement Service not credited under subparagraph (a) or (b) above:

(i)          Agreement Service, prior to the Effective Date, of a Member (on the Effective Date) hired prior to the Effective Date with NW, Norfolk, Franklin and Danville Railway Company, The Virginian Railway Company, The New York, Chicago and St. Louis Railroad Company, Wabash Railroad Company, New Jersey, Indiana & Illinois Railroad Company, The Pittsburgh & West Virginia Railway Company, and The Lake Erie and Fort Wayne Railroad Company;

(ii)         Agreement Service, prior to the Effective Date, of a Member who was a member of the Southern Plan on or after July 22, 1980, with a "System Company" as defined in the Southern Plan, but only if such Member has been employed in a Nonagreement Position (not including Disability Service) for five or more years, whether or not consecutive; and

(iii)        Agreement Service after the Effective Date of a Member with NSC or a Participating Subsidiary where followed by service in a Nonagreement Position, but only if such Member has been employed in a Nonagreement Position (not including Disability Service) for five or more years, whether or not consecutive; and

(iv)        Agreement Service with Conrail on or after April 1, 1976, of a Member, but only if such Member has been employed by NSC in a Nonagreement Position (not including Disability Service) for five or more years, whether or not consecutive, after March 7, 1997; and

(f)         Service creditable as a member under the DMU Plan prior to March 1, 1989, as measured from the Member's date of employment.

(g)         Each Year of Service (or fraction thereof), as defined under this Plan, with Virginia Railway Association, for Members who are Employees on December 31, 2004 and who retire on or after January 1, 2005.

(h)         Each Year of Service (or fraction thereof) in a non-agreement position, as defined under this Plan, with Illinois Terminal Railroad Company, for Members who are Employees on December 31, 2004, and who retire on or after January 1, 2005.

(i)          Service by a Member in job class M11 for NSC or a Participating Subsidiary where followed by service in a Nonagreement Position, but only if such Member has been employed in a Nonagreement Position (not including Disability Service) for five or more years, whether or not consecutive.

2.                    Creditable Service shall also include:

            (a)         Periods of absence because of illness or injury;

(b)         Periods of Disability Service except that a Member shall be credited with one Month of Service hereunder for each two months of any such Disability Service;

(c)         Periods of service not in excess of the longer of a total of 60 months or the period of absence permitted for the purpose of establishing entitlement to reemployment rights under the Uniform Services Employment and Reemployment Rights Act of 1994 ("USERRA") in the uniformed services of the United States, as defined in USERRA, or the armed forces of Canada, if the Member was a Member of the Plan (or a predecessor plan) immediately prior to such service and returned to employment within 90 days after release from such armed forces or within the time fixed by law for retention of employment rights, whichever is greater, except that if the Member dies during such period of service, Creditable Service shall be determined as if the Member returned to employment on the day of the Member's death in the uniformed services of the United States, as defined in USERRA, or the armed forces of Canada; and

(d)         Periods of leave of absence, under rules of the Board of Managers uniformly applicable to all similarly situated Members, to accept, at the request of NSC or a Participating Subsidiary, employment by a subsidiary company, to attend educational institutions, to accept employment by a government or government agency, or to carry out other activities approved by the Board of Managers.

3.          (a)         During a period of absence for which Creditable Service is granted under Paragraphs 2(a), (b), and (d) or during a period of service in the armed forces of Canada for which Creditable Service is granted under Paragraph 2(c), the Member shall be deemed to have earned the greater of Compensation at the regular monthly or annual rate in effect immediately preceding such absence or at the regular monthly or normal rate payable to the Member for services rendered to his employer during such leave of absence.

(b)         During a period of service in the uniformed service of the United Sates for which Creditable Service is granted under Paragraph 2(c) of Article IV, the Member's monthly Compensation for each month during each such period shall be deemed to be either (a) the monthly Compensation the Member would have earned during the period of military service if he or she had not been on leave for such service; or (b) if this amount is not reasonably certain, the average monthly Compensation for the 12 months preceding the beginning of each such period of military service.

4.          If a Member has been employed in a Nonagreement Position for less than five years, then, for purposes of computing the benefit under section 1 of Article VI, Creditable Service shall be the sum of a Member's Creditable Service under Sections 1, 2 and 3 of this Article IV plus the sum of:

(i)          Twenty percent (20%) multiplied by the number of years (or fraction thereof) that the Member has been employed in a Nonagreement Position (not including Disability Service) times Agreement Service, prior to the Effective Date, of a Member who was a member of the Southern Plan on or after July 22, 1980, with a "System Company" as defined in the Southern Plan; and

(ii)         Twenty percent (20%) multiplied by the number of years (or fraction thereof) that the Member has been employed in a Nonagreement Position (not including Disability Service) multiplied by the sum of Agreement Service and service in job class M11 after the Effective Date of a Member with NSC or a Participating Subsidiary where followed by service in a Nonagreement Position; and

(iii)        Twenty percent (20%) multiplied by the number of years (or fraction thereof) that the Member has been employed in a Nonagreement Position (not including Disability Service) after March 7, 1997, times Agreement Service of a Member with Conrail on or after April 1, 1976.

After the Member has been employed in a Nonagreement Position for five or more years, then Creditable Service for purposes of computing the benefit under Section 1 of Article VI shall be equal to the Member's Creditable Service under Sections 1, 2 and 3 of this Article IV, and this Section 4 shall no longer apply.

ARTICLE V.   RETIREMENT

1.          A Member shall retire not later than the end of the month in which he attains Normal Retirement Age, effective Normal Retirement Date, except where:

(a)         The provisions of the Age Discrimination in Employment Act of 1967, as amended, or of any other applicable law, prohibit the mandatory retirement of such Member; or

(b)         The Board of Directors, in its sole discretion, requests a Member whose compensation is fixed by the Board of Directors to continue in service following the Member's Normal Retirement Date for such period of time as may be determined by the Board of Directors.

2.          A Member may retire at the end of any month, effective the first day of the following month, between attainment of ages 62 and 65.

3.          A Member may retire at the end of any month, effective the first day of the following month, between attainment of ages 60 and 62 if he is vested at the time of such retirement.

4.          An otherwise eligible Member between attainment of ages 55 and 60 who is vested under Article IX and who is actively employed in a Nonagreement Position or on Disability Service can elect either of the following two benefits:

(a)        A Member with not less than 10 Years of Service (including not less than 5 years of Creditable Service) may retire at the end of any month, effective the first day of the following month, with a temporary early retirement benefit, until the Member attains age 60, equal to the lesser of:

(i)          the Tier I Railroad Retirement or Social Security benefit that would be paid at earliest eligibility age, or

(ii)                 $500 per month.

Notwithstanding the above, if the Member is currently receiving any benefit under Railroad Retirement or Social Security the Member may retire under this provision but is not eligible for the temporary early retirement benefit.

(b)         A Member with not less than 10 Years of Service (including not less than five years of Creditable Service) may retire at the end of any month effective the first day of the following month and receive the benefit provided by Section 2 of Article VI.   A Member (other than a Member who was a member of the Conrail Plan on the Closing Date) may not retire under this Section of Article V until February 29, 2000, effective March 1, 2000.

5.          A Member retiring under any Section of this Article V shall make a written application to retire under the Plan in the manner and on the form specified by the Board of Managers.

ARTICLE VI.   RETIREMENT BENEFITS

1.          The retirement benefit of a Member who retires under Section 1 or 2 of Article V shall be, subject to the provisions of Article VIII, the sum of:

(a)         A monthly benefit equal to his Average Final Compensation multiplied by 1.5% times the number of years of his Creditable Service (or fraction thereof), but not in excess of 60% of such Average Final Compensation, except as provided in Section 4 of this Article VI; and

(b)         A monthly benefit equal to 1/120th of the Member's accumulated and unrefunded contributions to the NW Supplemental Plan (including interest to the date of retirement), if any;

(c)         A monthly Additional Retirement Benefit, if any, applicable to the Member as contained in Schedule A of the Plan, effective January 1, 1996, provided that the Internal Revenue Service subsequently issues a favorable determination letter approving such Additional Retirement Benefit;

Less the sum of:

(d)         A monthly Additional Retirement Benefit, if any, applicable to the Member as contained in Schedule B of the Plan, beginning January 1, 2005:

(e)         70% of the monthly Railroad Retirement annuity or 66 2/3% of the monthly Social Security annuity (described in Section 3 of this Article VI), whichever is applicable, assuming that such annuity commenced at the earliest eligibility age following retirement;

(f)         The amount of any regular monthly annuity attributable to contributions by The Virginian Railway Company payable to the Member by the Plan for Pension Payments under Group Annuity Contract GR‑130 between The Virginian Railway Company and The Travelers Insurance Company;

(g)         The amount of any monthly benefit payable to the Member under Article XXII if the Member's Agreement Service was used to calculate a benefit under this Article VI;

(h)         The amount of any monthly benefit payable to the Member under the Merged Employees Pension Plan of Norfolk and Western Railway Company;

            (i)          The amount of any monthly benefit payable to the Member under the AC&Y Plan; and

(j)          For Members who were participants in the Conrail Plan or the Retirement Plan of Consolidated Rail Corporation, and who first became Members after August 26, 1999, the amount of any monthly benefit payable to the Member under the Conrail Plan (excluding any benefit described in Article 14 of the Conrail Plan as in effect on or after August 1, 1998) under the Retirement Plan of Consolidated Rail Corporation, and under any qualified defined benefit pension plan maintained by any other entity whose service is credited under the Conrail Plan and/or under the Retirement Plan of Consolidated Rail Corporation, with such amounts determined as if the Member had retired under the Conrail Plan and/or the Retirement Plan of Consolidated Rail Corporation on the date of commencement of retirement benefits under this Plan.

(k)         The amount, if any, applicable to the Member as contained in Schedule C of the Plan, beginning January 1, 2005.

The offsets described in paragraphs (d) through (i) of this Section 1 shall begin as of the date the amounts described in such paragraph first become payable, or are assumed to have become payable, to the Member.   If the Member's benefit under any other plan is paid in a form that does not provide monthly payments, the offsets described in paragraphs (d) through (i) shall be determined as if the Member's benefit under such other plan had been paid as a single life annuity.

2.          The retirement benefit of a Member who retires under Section 3 or 4(b) of Article V shall be computed as follows:

(a)        The retirement benefit of a Member who retires under Section 3 of Article V shall be the benefit calculated under Section 1 of this Article VI; provided, however, that, if his Creditable Service at the time of retirement is less than 10 years, the amounts determined under paragraphs (a), (b) and (c) of said Section 1 shall be reduced by 1/180th for each calendar month which the Member is under age 62 at the time of his retirement, and this benefit will be further reduced by the amounts under paragraphs (d) through (i) of Section 1 when such amounts are payable to the Member; and provided further that a Member whose benefit is computed under this Section 2 of Article VI may elect in writing to defer receipt of his retirement benefit under the Plan to the first day of any month following his 60th birthday up to the first day of the month following attainment of age 62 and if the Member so elects, the 1/180th reduction shall only be made for each month, if any, by which the commencement of pay of the Member's retirement benefit precedes his attaining age 62.   Notwithstanding the foregoing, the 1/180th reduction shall not apply if a Member has not less than five years of Creditable Service and not less than ten Years of Service.

(b)         The retirement benefit of a member who retires under Section 4(b) of Article V shall be the benefit calculated under Section 1 of this Article VI; provided, however, that the sum of the amounts determined under paragraphs (a), (b) and (c) of said Section 1 shall be reduced by 1/360th for each calendar month which the Member is under age 60 at the time of his retirement, and this benefit will be further reduced by the amounts under paragraphs (d) through (i) of Section 1 when such amounts are payable to the Member.

3.          For purposes of calculating the retirement benefit under this Article VI:

(a)         The monthly Railroad Retirement annuity shall mean the monthly annuity payable under the Railroad Retirement Act computed on the basis of total railroad service multiplied by a fraction, the numerator of which is the total months of Creditable Service and the denominator of which is such total railroad service.   (Such annuity shall exclude the supplemental annuity payable under Title I of Public Law 89‑699 or any corresponding or successor legislation);

(b)         The monthly Social Security annuity shall mean the Primary Insurance Annuity computed under the Social Security Act on the basis of creditable compensation under the Act applicable to Creditable Service under the Plan; and

(c)         The monthly Railroad Retirement annuity or Social Security annuity shall be computed as of the actual retirement date, the commencement date of last Disability Service not followed by a return to active service, or the date of final termination of service prior to age 60, whichever is earliest.   In the case of a Member of the Plan on August 1, 1997, who retires after the Member's Normal Retirement Date, the Member's benefit shall be no less than the Member's benefit computed under this Article VI as of August 1, 1997, but using the Normal Retirement Date to determine the monthly Railroad Retirement or Social Security annuity.

4.          In computing the retirement benefit of a Member under this Article VI, who was a member of the NW Plan or PLC Plan and who has more than 40 years of Creditable Service as of the Effective Date, such Member shall for purposes of Section 1(a) of this Article VI have his Average Final Compensation multiplied by 1.5% times the number of years of his Creditable Service on the Effective Date, without limitation.

5.          (a)         The retirement benefit of a Member, who was a member of the NW Supplemental Plan, computed under this Article VI shall not be less than his benefit computed under Article XXII solely on the basis of service and compensation creditable through April 30, 1965, or the date on which the Member is first in a Nonagreement Position, whichever is later; and

(b)         The retirement benefit of a Member, who was a member of the NW Supplemental Plan, computed under this Article VI shall not be less than a benefit equal to 1/120th of the Member's accumulated and unrefunded contributions (including interest to date of retirement), if any, to the NW Supplemental Plan, reduced in accordance with Section 2 of this Article VI, if such reduction is applicable.

6.          The retirement benefit of a Member who was a member of the Southern Plan on July 21, 1980, shall be the greater of the amount computed under Section 1 of this Article VI or computed as follows:

(a)         A monthly benefit equal to 45% of the Member's Average Final Compensation plus 1/4 of 1% of Average Final Compensation for each year that the Member's Creditable Service at the time of retirement exceeds 30 years, but in no event shall such additional benefit exceed 2 1/2% of Average Final Compensation, plus any applicable Additional Retirement Benefit, reduced by:

(i)          63% of the monthly Railroad Retirement annuity or 60% of the monthly Social Security annuity (described in Section 3 of this Article VI), whichever is applicable, assuming that such annuity commenced at the earliest eligibility age following retirement;

(ii)         1/180th for each month by which the Member's retirement precedes the attainment of age 65 if the Member has less than 20 years of Creditable Service; and

                        (iii)        1/180th for each month by which the Member's Creditable Service is less than 15 years.

(b)         A Member whose retirement benefit is computed under paragraph (a) of this Section 6 may elect in writing to defer receipt of his retirement benefit under the Plan to the first day of any month following his 60th birthday up to Normal Retirement Date.   If the Member so elects, the reduction to be made pursuant to paragraph 6(a)(ii) shall only be made for each month, if any, by which the commencement of payment of the Member's retirement benefit precedes his attaining age 65.

7.          The retirement benefit of a Member who was a member of the DMU Plan on February 28, 1989, shall be the greater of the amount computed under Section 1 of Article VI or computed as follows:

(a)         A monthly benefit commencing at Normal Retirement Age equal to 1.5% of Average Final Compensation multiplied by Years of Creditable Service, minus 7.8% of the Primary Insurance Amount (for Social Security purposes) for each year of Creditable Service, with a maximum offset of 78%, plus any applicable Additional Retirement Benefit, reduced by

(i)          an amount which is actuarially equivalent to the amount of any benefit the Member is eligible to receive under any qualified pension or profit sharing plan of an owner company of the Des Moines Union Railway Company based on the same period of service, and

(ii)         for a Member who terminates after completing 15 Years of Service and after attaining age 60, 1/180th for each full month by which his early retirement precedes his Normal Retirement Age.

8.          If an individual became a Member on or before August 26, 1999, and the Member was previously a participant in the Conrail Plan or the Retirement Plan of Consolidated Rail Corporation and accrued a benefit that was transferred to the Plan, the Member's retirement benefit shall be the greater of (1) the amount computed under Sections 2 through 7 of this Article VI, and (ii) the Member's benefit he accrued under the Conrail Plan (excluding any benefit described in Article 14 of the Conrail Plan as in effect on or after August 1, 1998) or the Retirement Plan of Consolidated Rail Corporation.

9.          Except as provided in the following sentence, in Section 6(b) of this Article VI, or in Section 9 or 10 of Article VIII, every retirement benefit shall be payable in monthly installments for life commencing with the calendar month immediately following the month in which the Member retires and ending with the month immediately prior to the month in which the Member or, if a survivorship election is in effect, his survivor dies or ceases to be eligible for survivor benefits. If the present value (determined, for this purpose only, (a) in the case of employees retiring before June 1, 1999, using the interest rate in effect on January 1 of the Plan Year which would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination or (b) in the case of employees retiring on or after June 1, 1999, using the average annual yield on 30-year Treasury securities at constant maturity effective for November of the year preceding the Plan Year and the "applicable mortality table," as defined in Section 417(e)(3)(A)(ii)(I) of the Code) of either a retirement benefit or a survivorship benefit payable pursuant to Article VIII does not exceed $5,000, such benefit will be paid as soon as administratively feasible in a lump sum distribution, either (i) to a vested Member upon the earlier of retirement or termination of his employment with NSC or a Participating Subsidiary, (ii) to the Surviving Spouse of such vested Member, (iii) to an "alternate payee", as defined in Section 414(p)(8) of the Code, or (iv) if the Member, Surviving Spouse, or alternate payee, as the case may be, so elects in writing, to the trustee of an "eligible retirement plan", as defined in Section 402(c)(8)(B) of the Code. No distribution may be made under the preceding sentence after the annuity starting date unless the Member and his Spouse, or if the Member has died his Surviving Spouse, consent in writing to such payment. Effective with respect to any mandatory distribution that is payable on or after March 28, 2005, that is greater than $1,000 but that does not exceed $5,000, if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover or to receive the distribution directly in a lump sum distribution, then the Plan administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan administrator. If a Member who has received a lump sum distribution of the present value of his retirement benefit is subsequently rehired by the Corporation, he shall again participate in the Plan as of his date of re‑employment and his prior period of service shall be restored for purposes of Article IX, except that his prior period of Creditable Service shall not be counted for purposes of determining his Accrued Benefit on his subsequent retirement or other termination of employment.

10.         Except as otherwise provided herein, no benefit shall be payable to a Member under the Plan until retirement or to his Surviving Spouse until death of the Member, except such benefit as may be payable in accordance with the applicable requirements of a qualified domestic relations order as that term is defined in Section 414(p) of the Code.   The Board of Managers shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.   No benefit shall be payable to a Member during any period in which he engages in active service as an Employee, except as provided in Article VIII, Section 8.

11.         Notwithstanding anything herein to the contrary, a Member's Accrued Benefit under the Plan shall not be less than the Member's accrued benefit under the NW Plan, Southern Plan, CW Plan, K&IT Plan, NF&D Plan, PLC Plan or VHC Plan on the Effective Date, the LPD Plan on December 31, 1983, or the DMU Plan on February 28, 1989, and in no event shall his retirement benefit under this Article VI be less than such Accrued Benefit.

12.         (a)         A member who retired under the NW Plan and was paid a retirement benefit for the month of December 1985 and who is entitled to a retirement benefit for the month of January 1987, or the Surviving Spouse of a deceased Member who retired prior to January 1, 1986, who is entitled to a retirement benefit for the month of January 1987 pursuant to a survivorship election by such Member, as the case may be, shall receive an increase in such retirement benefit beginning with the retirement benefit payable for the month of January 1987, such increase in retirement benefit to be ¼ of 1% for each month of the Member's retirement from January 1, 1980, to January 1, 1986, plus an additional 3% for a Member who retired prior to January 1, 1980, with a maximum increase of 21%.

(b)         A Member who retired under the Southern Plan and was paid a retirement benefit for the month of December 1985 and who is entitled to a retirement benefit for the month of January 1987, or the Surviving Spouse of a deceased Member who retired prior to January 1, 1986, who is entitled to a retirement benefit for the month of January 1987 pursuant to a survivorship election by such Member, as the case may be, shall receive an increase in such retirement benefit beginning with the retirement benefit payable for the month of January 1987, such increase in retirement benefit to be ¼ of 1% for each month of the Member's retirement from January 1, 1979, to January 1, 1986, plus an additional 3% for a Member who retired prior to January 1, 1980, with a maximum increase of 24%.

(c)         A Member who retired under the Plan and was paid a retirement benefit for the month of December 1985 and who is entitled to a retirement benefit for the month of January 1987, or the Surviving Spouse of a deceased Member who retired prior to January 1, 1986, who is entitled to a retirement benefit for the month of January 1987 pursuant to a survivorship election by such Member, as the case may be, shall receive an increase in such retirement benefit beginning with the retirement benefit payable for the month of January 1987, such increase in retirement benefit to be ¼ of 1% for each month of the Member's retirement from June 1, 1982, to January 1, 1986, with a maximum increase of 10¾%.

13.         Anything in this Article VI to the contrary notwithstanding,the annual retirement benefit of a Member shall not be less than the greater of:

(a)                 $100;

(b)                 The Member's Projected Normal Retirement Benefit   times the Member's Service Ratio; or

(c)                 The Member's accrued annual retirement benefit under this Article VI as measured on April 30, 2005.

ARTICLE VII.   LIMITATION ON BENEFITS

1.          Notwithstanding any provision in the Plan to the contrary, the maximum benefit any Member may receive shall not exceed such amount as may be authorized under Section 415 of the Code, determined on a calendar year basis, and such rules are hereby incorporated by reference.

2.          Any adjustments to the benefit amounts authorized under Section 415 by the Commissioner shall be effective from January 1 of the year for which the adjustment is made and shall apply to all Members regardless of whether the Member retired prior to such adjustment.

3.          In the case of a Member retiring before January 1, 2000, who is also a participant in a defined contribution plan of the Corporation or a Participating Subsidiary, the maximum benefits under the Plan shall be reduced to the extent necessary to comply with Section 415(e) of the Code.

4.          For limitation years beginning on or after January 1, 2001, for the purpose of applying the limitations described in Paragraph 1 of this Article VII, the compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.   For plan years beginning on or after January 1, 2001, the definition of compensation for determining who is a highly compensated employee under Section 414(q) of the Code shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

ARTICLE VIII.   SURVIVORSHIP BENEFITS AND OPTIONS

1.          (a)         In the case of a Member who is married and retires under Article V or Article IX, unless he elects otherwise under Section 3 or Section 4 of this Article VIII, the Member shall receive his retirement benefit computed under Article VI in the form of a joint and survivor annuity payable to him during life and after his death to his Surviving Spouse during life in an amount equal to 50% of the retirement benefit payable to the Member.

(b)         In the case of a Member who is unmarried and retires under Article V or Article IX, unless he elects otherwise under Section 4 of this Article VIII, the Member shall receive his retirement benefit computed under Article VI in the form of a joint and survivor annuity payable to him during life and after his death to his Eligible Surviving Child or Children, for as long as the Eligible Surviving Child or Children remain eligible, in an amount equal to 50% of the retirement benefit payable to the Member.   Each payment shall be divided equally among the Eligible Surviving Children at the time of each payment. The benefit payable to the Eligible Surviving Children shall commence on the first day of the calendar month in which the death of the retired Member occurs unless the Member elected a temporary early retirement benefit under Section 4(a) of Article V and dies prior to attaining age 60, in which case the survivor benefit payable under this section will be an amount equal to one‑half of the temporary early retirement benefit paid to the Member, not to exceed $250 per month, payable until the Member would have attained age 60, and thereafter, an amount equal to 50% of the retirement benefit payable to the Member.

(c)         If an individual became a Member on or before August 26, 1999, and the Member was previously a participant in the Conrail Plan or the Retirement Plan of Consolidated Rail Corporation and accrued a benefit that was transferred to the Plan and the M ember is unmarried, has no Eligible Surviving Child or Children, and retires under Article V or Article IX, unless he elects otherwise under Section 4 of this Article VIII, the Member shall receive the benefit he accrued under the Conrail Plan (excluding any benefit described in Article 14 of the Conrail Plan as in effect on or after August 1, 1998) or the Retirement Plan of Consolidated Rail Corporation in the form of a joint and survivor annuity payable to him during life and after his death to his Eligible Surviving Parent or Parents for life in an amount equal to 50% of the Conrail Plan benefit payable to the Member. This survivor's benefit is not available for the portion of the Member's retirement benefit computed under Article VI in excess of the benefit he accrued under the Conrail Plan.   The survivor's benefit shall be payable jointly to the Eligible Surviving Parent or Parents for as long as either or both parents shall live. In lieu of the Eligible Surviving Parent or Parents benefit described in the preceding sentence, a Member may elect to provide a designated Eligible Surviving Parent with the full amount of the survivor's benefit for the parent's life, with the full amount of the survivor's benefit continued thereafter for the life of the other Eligible Surviving Parent. The benefit payable to the Eligible Surviving Parents shall commence on the first day of the calendar month in which the death of the retired Member occurs unless the Member elected a temporary early retirement benefit under Section 4(a) of Article V and dies prior to attaining age 60, in which case the survivor benefit payable under this section will not commence until the first calendar month in which the Member would have attained age 60.

(d)         In the case of a Member who is married and dies prior to retirement after attaining age 60, his Surviving Spouse shall be entitled to a survivor annuity equal to 50% of the retirement benefit that would have been payable to such Member assuming he had retired on the last day of the month in which he dies, without the 1/180th reduction in the benefit for each calendar month which the Member is under age 62 at the time of his death as provided under Section 2 of Article VI.

2.          (a)         A Member who is vested under Article IX and who dies prior to age 60, shall have a benefit payable to his Surviving Spouse in the form of a preretirement survivor annuity.   The benefit payable to such Surviving Spouse shall be an amount payable monthly for life equal to 50% of the benefit the deceased Member would have been eligible to receive assuming he had separated from service on the earlier of his date of death or his termination of service, survived to age 60, retired and died on the day after attaining age 60.   The benefit payable shall not be reduced by 1/180th for any calendar month which the Member is under age 62 at the time of his death, as provided under Section 2 of Article VI; however, this benefit will be reduced by the amounts under paragraphs (d) through (i) of Section 1 of Article VI, when such amounts would have been payable to the Member.

A Surviving Spouse of a Member who is vested under Article XI and who dies prior to attaining age 60 may elect to commence the preretirement survivor annuity at an earlier date provided the Member could have retired and commenced his benefit on the earlier date.   The benefit payable to such Surviving Spouse shall be an amount payable monthly for life equal to 50% of the benefit the deceased Member would have been eligible to receive had he separated from service on the earlier of his actual separation date or his date of death, retired on the early retirement date and died on the day after early retirement.

The provisions of this Section 2(a) shall be applicable in the case of any Member who has at least one Hour of Service under the Plan on or after August 23, 1984.

(b)         A Member who is vested under Article IX may elect in writing, at any time, to have a benefit payable to his Surviving Spouse if he dies in active service, or during a period of Disability Service, after attaining age 35 and prior to attaining age 60.   The benefit payable to such Surviving Spouse shall be equal to 50% of the benefit the deceased Member would have been eligible to receive assuming he had retired on the last day of the month in which he dies and without the 1/180th reduction in benefit for each calendar month which the Member is under age 62 at the time of his death as provided under Section 2 of Article VI.   The benefit at the Member's death shall be an amount payable monthly to the Surviving Spouse for life following the Member's death.   This option shall not become effective until six months after the election is made or upon furnishing proof of health satisfactory to the Board of Managers.   If the Member's spouse dies or is divorced from the Member, or if the Member's service is terminated for any reason prior to his death, or when the Member attains age 60, his election shall be automatically terminated.   A Member may revoke in writing, at any time, an election made under this Section 2(b).   A Member electing this option shall have his retirement benefit reduced by an amount equal to 1/144th of 1% per month for each month that the election is in effect from and including age 35 through age 49 and 1/72nd of 1% per month for each month that the election is in effect from and including age 50 through age 59, computed as of the time that the election terminates or is revoked, in order to reflect the actuarial cost of the protection.

(i)          If a Member who has elected a benefit under this Section 2(b) and who retires under Section 4(a) of Article V dies prior to attaining age 60, his Surviving Spouse shall be entitled to receive a monthly survivor benefit equal to the greater of one‑half of the temporary monthly early retirement benefit paid to the Member or the benefit otherwise payable under this Section 2(b), to include the actuarial reduction provided for in this Section 2(b) for the period from the Member's retirement to his death.

(c)         Any Member who separated from service prior to August 23, 1984, but subsequent to December 31, 1975, with a vested benefit shall be entitled to the preretirement survivor annuity benefit provided by Section 2(a) of this Article VIII, if:

                        (i)          The Member had at least one Hour of Service on or after January 1, 1976,

(ii)                 The provisions of Section 2(a) of this Article VIII would not (but for this paragraph) have applied to such Member,

                        (iii)        Such Member was alive and had not attained age 60 on or before August 23, 1984.

(d)         If a Member who is married and retires under Section 4(a) of Article V dies prior to attaining age 60, his Surviving Spouse shall be entitled to a survivor benefit equal to one‑half of the temporary early retirement benefit paid to the Member, not to exceed $250 per month payable until the Member would have attained age 60.   Thereafter, the Surviving Spouse is entitled to a survivor annuity equal to 50% of the retirement benefit payable to the Member in accordance with Section 1(a) of this Article VIII, reduced for any benefit payable under Section 4 of this Article VIII.

3.          A Member may elect in writing not more than 90 days before retirement to receive his retirement benefit computed under Article VI in the form of a joint and survivor annuity payable as a reduced retirement benefit to him during life and after his death to his Surviving Spouse during life at the option of the Member, in an amount

(a)                 equal to, or

            (b)         75% of

the reduced retirement benefit payable to the Member.   Such election shall become inoperative if the Member's spouse dies before the Member's retirement, or if the Member's marriage is dissolved before the Member's retirement, or if the Member revokes his election within the 90-day period before the Member's retirement.   A Member whose election becomes inoperative for any of such reasons may make a new election.   A Member electing an option under this Section 3 shall have his retirement benefit reduced by a percentage computed on the basis of actuarial values to reflect the actuarial cost of this protection in excess of the standard survivor annuity provided in Section 1(a) of this Article VIII.   For this purpose, the actuarial values shall be based on mortality for employees as shown in Exhibit A and mortality for beneficiaries as shown in Exhibit B, and interest at the rate of 7.5% per year compounded annually.

A Member shall have only one opportunity while the Member is in active service or during Disability Service to elect a joint and survivor annuity that provides a joint and 100% survivor annuity or a joint and 75% survivor annuity pursuant to the preceding paragraph.   If such joint and survivor annuity does not commence as of the Member's retirement, either because the Member revokes his election or because the Member does not retire, the Member may not elect a similar joint and survivor annuity option until after the Member's termination of employment.

A Member whose employment has terminated shall have only one opportunity to revoke his election of a particular retirement date. The second time a Member elects a retirement date after his termination of employment, the Member's benefit shall be required to commence as of the retirement date the Member has elected, although the Member may revoke his election of a particular form of payment during the 90-day period preceding the Member's retirement, as provided above.

4.          If an individual became a Member on or before August 26, 1999, and the Member was previously a participant in the Conrail Plan or the Retirement Plan of Consolidated Rail Corporation and accrued a benefit that was transferred to the Plan, and has not retired, then the Member may elect with spousal consent (or without spousal consent if there is no spouse) in writing not more than 90 days before the Member's retirement to receive the benefit he accrued under the Conrail Plan (excluding any benefit described in Article 14 of the Conrail Plan as in effect on or after August 1, 1998) or the Retirement Plan of Consolidated Rail Corporation in the form of a joint and survivor annuity payable as a reduced retirement benefit to him during life and after his death to his designated beneficiary or beneficiaries during life, in an amount

(a)                 equal to,

(b)                 75% of,

(c)                 50% of, or

(d)                 1% of

the reduced Conrail Plan benefit payable to the Member.   The portion of the Member's retirement benefit computed under Article VI in excess of the benefit he accrued under the Conrail Plan will be payable in the form of an annuity for life.

Such election shall become inoperative if the Member revokes his election within the 90-day period before the Member's retirement. The benefit payable to the designated beneficiary shall commence on the first day of the calendar month in which the death of the retired Member occurs unless the Member elected a temporary early retirement benefit under Section 4(a) of Article V and dies prior to attaining age 60, in which case the survivor benefit payable under this Section 4 will not commence until the first calendar month in which the Member would have attained age 60.   A Member electing an option under this Section 4 shall have his retirement benefit reduced by a percentage computed on the basis of actuarial values to reflect the actuarial cost of this protection. For this purpose, the actuarial values shall be based on mortality for employees as shown in Exhibit A and mortality for beneficiaries as shown in Exhibit B, and interest at the rate of 7.5% per year compounded annually.

A Member shall have only one opportunity while the Member is in active service or during Disability Service to elect a joint and survivor annuity that provides a joint and 100% survivor annuity or a joint and 75% survivor annuity pursuant to the preceding paragraph.   If such joint and survivor annuity does not commence as of the Member's retirement either because the Member revokes his election or because the Member does not retire, the Member may not elect a similar joint and survivor annuity option until after the Member's termination of employment.

A Member whose employment has terminated shall have only one opportunity to revoke his election of a particular retirement date. The second time a Member elects a retirement date after his termination of employment, the Member's benefit shall be required to commence as of the retirement date the Member has elected, although the Member may revoke his election of a particular form of payment during the 90-day period preceding the Member's retirement, as provided above.

5.          A Member may cause any of the options provided in Sections 2 , 3, and 4 of this Article VIII to be applicable to him (with spousal consent, where required), and his retirement benefit shall be actuarially reduced to reflect the protections of such options.

6.          Elections made by a Member prior to the Effective Date under any plan merged into or now forming a part of this Plan or the plan of a Participating Subsidiary shall be effective for the Plan.

7.          The benefit payable to a Surviving Spouse or Eligible Child of a retired Member shall commence on the first day of the calendar month in which the death of the retired Member occurs.   The benefit payable to a Surviving Spouse under the provisions of Sections 1(d) or 2(b) of this Article VIII shall commence on the first day of the calendar month following the month in which the death of the Member occurs.   The benefit payable to a Surviving Spouse under the provisions of Section 2(a) of this Article VIII shall commence with the first calendar month in which the Member would have attained age 60, unless the Surviving Spouse elects otherwise under Section 2(a) of this Article VIII.

8.          Any distribution under the Plan to a Member shall commence not later than the "required beginning date" as defined in Section 401(a)(9) of the Code, and shall satisfy the incidental benefit requirement in Section 401(a)(9)(G) of the Code and Proposed Treasury Regulation § 1.401(a)(9)-2.   Effective February 1, 1999, for a Member who is not a 5% owner and who attains age 70½ on or after February 1, 1999, the term "required beginning date" shall mean April 1 of the calendar year following the later of (a) the calendar year the Member attains age 70½ or (b) the calendar year in which the Member retires.   If a Member retires under the Plan after the calendar year in which the member attains age 70½, the Member's benefit computed under Article VII of this plan shall be actuarially increased to take into account the period after age 70½ in which the Member was not receiving any benefits under the Plan.

9.          Except as provided in Section 9 of Article VI, if the present value of the retirement benefit payable under this Article VIII is equal to $9,000 or less, the Member may elect distribution of his benefit upon retirement or termination of the Member's employment with NSC or a Participating Subsidiary in (a) lump sum, (b) an immediate annuity, (c) a combination of partial lump sum and a partial immediate annuity or (d) a combination of partial lump sum or partial immediate annuity and a partial deferred benefit to be paid in the form permitted under this Article VIII.   For purposes of this section only, the present value of the benefit shall be calculated based on (a) mortality for employees as shown in Exhibit A and mortality for beneficiaries as shown in Exhibit B, and interest at the rate of 7.5% per year compounded annually, or (b) the "applicable mortality table," as defined in Section 417(e)(3)(A)(ii)(I) of the Code, and on 30-year Treasury securities at constant maturity effective for November of the year preceding the Plan Year, whichever will provide the greater lump sum to the Member.   The lump sum distribution will be paid as soon as administratively feasible to the Member or, if the Member so elects in writing, to the trustee of an "eligible retirement plan", as defined in Section 402(c)(8)(B) of the Code.   If a Member who has received a lump sum distribution of the present value of his retirement benefit is subsequently rehired by the Corporation, he shall again participate in the Plan as of his date of re‑employment and his prior period of service shall be restored for purposes of Article IX, except that his prior period of Creditable Service shall not be counted for purposes of determining his Accrued Benefit on his subsequent retirement or other termination of employment.

10.                Except as provided in Section 9 of Article VI, i f the present value of the benefit that becomes payable on account of a Member's death prior to commencement of benefits is equal to $9,000 or less, the Surviving Spouse may elect distribution of the benefit be made in a lump sum. For purposes of this section only, the present value of the benefit shall be calculated based on (a) mortality for employees as shown in Exhibit A and mortality for beneficiaries as shown in Exhibit B, and interest at the rate of 7.5% per year compounded annually, or (b) the "applicable mortality table," as defined in Section 417(e)(3)(A)(ii)(I) of the Code, and on 30-year Treasury securities at constant maturity effective for November of the year preceding the Plan Year, whichever will provide the greater lump sum to the Surviving Spouse.   The lump sum distribution will be paid as soon as administratively feasible to the Surviving Spouse or, if the Surviving Spouse so elects in writing, to the trustee of an "eligible retirement plan", as defined in Section 402(c)(8)(B) of the Code.

ARTICLE IX.   VESTING AND TERMINATION OF EMPLOYMENT

1.          A Member who has completed 5 Years of Service as defined in Section 6 of this Article IX, attained age 62, or is otherwise vested shall have a nonforfeitable right to 100% of his accrued retirement benefit under the Plan; provided, however, that any Member who has completed 60 Months of Service as defined in Section 6 of Article IX shall, in any event, have a nonforfeitable right to 100% of his accrued retirement benefit under the Plan.

2.          A Member whose service terminates after 10 Years of Creditable Service, and before attainment of age 60, shall be eligible to receive his accrued retirement benefit beginning on the last day of the calendar month following the calendar month in which he attains age 60 calculated pursuant to Section 1 of Article VI.   The retirement benefit shall be calculated on the basis of the Member's Average Final Compensation, Creditable Service and the retirement benefit provisions of the Plan in effect on the date of the Member's termination of service. A Member whose service terminates after 10 Years of Creditable Service, may elect to receive his Normal Retirement Benefit, actuarially reduced based on mortality for employees as shown in Exhibit A and interest at the rate of 7.5% per year compounded annually, beginning on the last day of the calendar month following the calendar month in which he attains age 55. The Normal Retirement Benefit shall be calculated on the basis of the Member's Average Final Compensation, Creditable Service and the retirement benefit provisions of the Plan in effect on the date of the Member's termination of service.

3.          A Member who has completed 5 Years of Service, or is otherwise vested, and whose service terminates prior to 10 Years of Creditable Service and before attainment of age 60, shall be eligible to receive his accrued retirement benefit beginning on the last day of the calendar month following the calendar month in which he attains age 62; provided, however, that the Member may elect to receive his accrued retirement benefit beginning on the last day of the calendar month following any calendar month between the Member's attainment of age 60 and 62, in which case the Member's retirement benefit shall be reduced in accordance with the provisions of Section 2(a) of Article VI.   The retirement benefit shall be calculated on the basis of the Member's Average Final Compensation, Creditable Service and the retirement benefit provisions of the Plan in effect on the date of the Member's termination of service.

4.          A Member with not less than 20 years of Creditable Service who is employed in a Nonagreement Position at age 50, may separate from service on or after attaining age 50, and prior to attaining age 55, and subsequently be eligible to receive his accrued retirement benefit between attainment of ages 55 and 60.   A Member (other than a member who was a member of the Conrail Plan on the Closing Date) may not receive a benefit under this Section until March 1, 2000.   The retirement benefit shall be calculated as if the Member retired under Section 4(b) of Article V and shall be calculated on the basis of the Member's Average Final Compensation, Creditable Service and the retirement benefit provisions of the Plan in effect on the date of the Member's termination of service.

5.          If an individual became a Member on or before August 26, 1999, and the Member was previously a participant in the Conrail Plan or the Retirement Plan of Consolidated Rail Corporation and accrued a benefit that was transferred to the Plan, the Member's retirement benefit shall be determined in accordance with this Section 5.

(a)         If the Member had a least 3 years of vesting service (as determined under the Conrail Plan) on his transfer date, but less than 5 Years of Service, the vested percentage of the Member's benefit shall be the greater of the percentage determined under the vesting provisions of the Conrail Plan (ta ki ng into account the Member's service both before and after the transfer) and the percentage determined under the vesting provisions in Section 1 of this Article IX.   If the Member receives a lump-sum distribution at a time when he is less than fully vested and the Member is subsequently re-employed, the Member's prior period of Creditable Service shall be counted for purposes of determining his Accrued Benefit if the Member repays the full amount distributed to him, plus interest thereon, computed from the date of distribution to the date of repayment at the rate prescribed by Section 411(c)(2)(C) of the Code.   Such repayment must be made by the earlier of (i) five years after the Member's re-employment or (ii) the end of a period of five consecutive one-year breaks in service following the date of distribution.

(b)         The Member's retirement benefit shall be the greater of (i) the amount computed under Sections 1 through 4 of this Article IX, and (ii) the Member's vested benefit under the Conrail Plan (excluding any benefit described in Article 14 of the Conrail Plan as in effect on or after August 1, 1998) or the Retirement Plan of Consolidated Rail Corporation.   The benefit may commence on any date when the Member would have been eligible to receive the benefit under the Conrail Plan or the Retirement Plan of Consolidated Rail Corporation; provided, however, that the benefit computed under clause (i) shall be the actuarial equivalent of the single-life annuity commencing at age 65, based on mortality for employees as shown in Exhibit A and mortality for beneficiaries as shown in Exhibit B, and interest at the rate of 7.5% per year compounded annually.

6.          Year of Service for the purpose of Section 1 of this Article IX shall consist of employment (including Disability Service, "qualified military service," as defined by section 414(u) of the Code, and leave provided under the Family and Medical Leave Act) by NSC, any Participating Subsidiary, any predecessor or constituent company of NSC or a Participating Subsidiary, any corporation which is merged into NSC or a Participating Subsidiary, any railroad corporation substantially all of the assets of which are leased by NSC or a Participating Subsidiary, Consolidated Rail Corporation (after April 1, 1976), or of any corporation 80% or more of the stock of which is owned by NSC or a Participating Subsidiary either directly or through subsidiaries.

7.          Each Member and each Surviving Spouse of a Member under the Plan shall have a nonforfeitable right to 100% of his accrued retirement benefit under the Plan as of the date of a Qualified Transfer (as defined in Section 1(j) of Article XXIII) in the same manner that would be required under Section 1 of Article XIII if the Plan were terminated immediately prior to the Qualified Transfer.   Each former Member who separated from service during the one‑year period ending on the date of a Qualified Transfer shall have a nonforfeitable right to 100% of his accrued retirement benefit under the Plan as of the date of his separation from service in the same manner that would be required under Section 1 of Article XIII if the Plan were terminated immediately prior to his separation from service.

8.          A Member receiving an accrued retirement benefit under any Section of this Article IX shall make a written application for benefits under the Plan in the manner and on the form specified by the Board of Managers.   Effective January 1, 1998, if a member applies for benefits under this Article IX after the earliest date the Member would have been eligible to receive an unreduced benefit, the Plan shall pay to such Member, as soon as administratively feasible, all monthly benefit payments the Member would have received if his or her benefits had commenced on such date.

ARTICLE X.   FUNDING

1.          The benefits under the Plan shall be financed by contributions made to the Fund by NSC or the Participating Subsidiaries and those assets which have been accumulated in the Fund.   No contributions shall be required of Members.   NSC and the Participating Subsidiaries intend to make contributions in such amounts and at such times as may be required to maintain the Plan in a sound actuarial condition consistent with the minimum funding standards of the Employee Retirement Income Security Act of 1974. Accordingly, a "funding standard account" shall be established and maintained for the Plan in accordance with the provisions of Section 412 of the Code.

2.          Any forfeitures shall be used to reduce the contributions of NSC or the Participating Subsidiaries and shall not be applied to increase the benefits any Member would otherwise receive under the Plan.

3.          The Fund shall be held in trust and shall be used to pay the benefits provided by the Plan and expenses not paid directly by NSC or the Participating Subsidiaries.   No part of the corpus or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of participants in or beneficiaries of the Plan prior to the satisfaction of all liabilities under the Plan with respect thereto, and no person shall have any interest or right in the Fund except as expressly provided in the Plan.   Notwithstanding the foregoing, "Excess Pension Assets" (as defined in Section 1(e) of Article XXIII) of the Fund may be allocated to the "Medical Benefits Account" (as defined in Section 1(f) of Article XXIII) under the Plan pursuant to the provisions of Section 10 of Article XXIII and Sec. 420 of the Code.

ARTICLE XI.   ADMINISTRATION OF PLAN AND TRUST PROVISIONS

1.          The general administration of the Plan and the responsibility for carrying out its provisions shall be in a Board of Managers of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors.   The Board of Managers shall be the named fiduciary.

2.          Any person appointed a member of the Board of Managers shall signify his acceptance by filing written acceptance with the Secretary of NSC.   Any member of the Board of Managers may resign by delivering his written resignation to the Secretary of NSC.

3.          The members of the Board of Managers shall appoint a Chairman, a Comptroller and a Secretary.   The Comptroller, who shall not be a member of the Board of Managers, shall have access to all books, records, securities and accounts of the Fund and shall make such examinations thereof as he deems necessary.   The Secretary, who may be but need not be a member of the Board of Managers, shall keep minutes of all meetings of the Board of Managers and all data, records and documents for the administration of the Plan.   The Board of Managers may appoint from its members such committees with such powers as it shall determine, may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment in its behalf, and may employ and suitably compensate counsel, agents and persons performing such clerical, accounting and actuarial services as it may require in administering the Plan.

4.          The Board of Managers shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

5.          Any act authorized or required to be performed by the Board of Managers may be done by a majority of its members.   The action of such majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Board of Managers and shall have the same effect for all purposes as if assented to by all members of the Board of Managers.

6.          Subject to the limitations of the Plan, the Board of Managers from time to time shall establish rules for the administration of the Plan and the transaction of its business.   The determination of the Board of Managers as to any disputed question shall be conclusive.

7.          The Board of Managers from time to time shall adopt service and mortality tables for use in all actuarial calculations required in connection with the Plan, shall establish the rates of contribution, and shall establish the rate of regular interest which shall be used in all actuarial calculations required in connection with the Plan.   As an aid to the Board of Managers in adopting tables and in fixing the rates of contribution under the Plan, the actuary designated by the Board of Managers shall make annual actuarial valuations of the assets and liabilities of the Plan, and shall certify to the Board of Managers the tables and rates which he recommends for use by the Board of Managers.   The Board of Managers shall be entitled to rely upon all tables, valuations, certificates and reports furnished by such actuary and upon all opinions given by counsel (who may be counsel for NSC) selected by the Board of Managers, and the Board of Managers shall be fully protected in respect of any action taken by it in good faith in reliance upon any such material or opinions.

8.          The Board of Managers shall maintain records showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for actuarial valuations of the Plan. The Board of Managers shall prepare annually a report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of its operation for the past year.   In preparing such report, the Board of Managers shall be entitled to rely on any statement of assets submitted to it by a trustee or custodian of the Fund and shall be under no obligation to check or verify any such statement.   Such report shall be submitted to the Board of Directors and a copy thereof shall be filed in the office of the Secretary of the Board of Managers, where it shall be open to inspection of any Member.

9.          The Board of Managers has the authority to determine the amount and timing of any benefit paid under the Plan.   The Board of Managers delegates to the staff of the Human Resources Department the authority to conduct the day-to-day operations of the Plan, including but not limited to making an initial determination regarding: the eligibility of a person to participate in the Plan; whether a Member, Surviving Spouse of a Member or alternate payee is entitled to benefits under the Plan; and the amount of any benefit payment.   If a Member, Surviving Spouse or alternate payee receives a benefit overpayment, including an overpayment as a result of a benefit commencing earlier or in a larger amount than provided for under the terms of the Plan, then the Member's, Surviving Spouse's or alternate payee's future benefit payments may be offset, in a nondiscriminatory manner, to recoup the overpayment unless the Member, Surviving Spouse or alternate payee repays the overpayment to the Plan.

10.         The Board of Managers shall have the exclusive right in its discretion to interpret the Plan (excluding Article XXV, for which the LTD Plan's Board of Managers has this exclusive right, as provided in Section 3 of that Article) and to decide all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions.   The Board of Managers shall make all determinations as to the right of any person to a benefit, except that the LTD Plan's Board of Managers shall make all determinations as to the right of any person to a Disability Benefit under Article XXV.   All determinations of the Board of Managers with respect to any matter under this Plan shall be conclusive and binding on all persons.   Any denial by the Board of Managers of the claim for benefits under the Plan by a Member or Surviving Spouse shall be stated in writing by the Board of Managers and delivered or mailed to the Member or Surviving Spouse; and such notice shall set forth the specific reasons for the denial, written in a manner calculated to be understood without legal or actuarial counsel.   In addition, the Board of Managers shall afford a reasonable opportunity to any Member or Surviving Spouse whose claim for benefits has been denied for a review of the decision denying the claim.

11.         The Board of Managers shall have authority to incur such expenses and liabilities and to have the same discharged out of the Fund as in its judgment may be in the interest of the Plan.

12.         NSC shall indemnify and save harmless each member of the Board of Managers, to the extent permitted under the Employee Retirement Income Security Act of 1974, against all expenses and liabilities arising out of membership on the Board of Managers excepting only expenses and liabilities arising out of his own willful misconduct.

13.         The Board of Managers shall exercise such authority and responsibility as it deems appropriate in order to comply with the Employee Retirement Income Security Act of 1974 and governmental regulations issued thereunder relating to records of Members' service; accrued benefits and the percentage of such benefits which are nonforfeitable under the Plan; notifications to Members; annual reports to the Internal Revenue Service; annual reports to the Department of Labor; and reports to the Pension Benefit Guaranty Corporation.

14.         A trust ("Trust") is hereby created hereunder for the purpose of holding and administering the assets constituting the Fund.   The Fund shall be held and administered by the Board of Managers as trustee, in accordance with the terms of the Plan and related Trust.   By execution of this Agreement, or by separate written acknowledgment, each member of the Board of Managers hereby accepts the Trust created hereunder, and agrees to perform all duties specified herein.

            The Board of Managers, with the approval of the Board of Directors, may enter into one or more trusts or custodial arrangements with responsible trust companies or other financial institutions to serve as trustees or custodians of the Fund.

ARTICLE XII.   MANAGEMENT OF FUND

1.          The Finance Committee of the Board of Directors, with approval of the Board of Directors, shall establish such policies for the investment of the Fund as it shall from time to time deem advisable.   Such policies need not limit investment of the Fund to assets which are customarily denominated legal investments.   The Chairman of the Board of Managers, subject to such investment policies and reporting requirements as may from time to time be established by the Finance Committee of the Board of Directors, shall be authorized to make such investments, exchanges or sales, whether of stocks, bonds, notes or other forms of securities, as he may deem in the interest of the Plan.

2.          The Board of Managers, with approval of the Board of Directors, may enter into such contracts, trust agreements or other arrangements as it deems desirable with investment managers, banks or financial institutions to invest or manage the investment of the Fund.   Any expense incurred for services in connection with the foregoing shall be a proper charge against the Fund.

3.          For convenience in effecting transfers of securities, the Board of Managers may authorize one or more of its members to execute powers of assignment or other necessary papers or may hold such securities in the name of a nominee, provided that the books and records of the Fund at all times reflect actual ownership. Shares of stock may be voted by general proxy executed by a member of the Board of Managers or by a general proxy executed by a nominee in accordance with instructions given by the Board of Managers or a member thereof who has been duly authorized to give such instructions by a general resolution of the Board of Managers.

ARTICLE XIII.   CERTAIN RIGHTS AND OBLIGATIONS OF NSC AND THE PARTICIPATING SUBSIDIARIES

1.          The Board of Directors may terminate the Plan or reduce, discontinue or suspend contributions thereto at any time for any reason.   In the event of termination or partial termination of the Plan or discontinuance or suspension of contributions to the Plan, the rights of all affected Members, retired Members and their Surviving Spouses to benefits accrued to the date of such termination, discontinuance or suspension shall be nonforfeitable.

2.          In the event of termination of the Plan, the assets of the Fund shall be used for the exclusive benefit of Members, retired Members, and their Surviving Spouses, except that any such assets not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial calculations shall be returned to NSC and the Participating Subsidiaries.

3.          In the event the Plan is terminated, the Board of Managers shall allocate the assets of the Fund among the Members, retired Members and their Surviving Spouses in the following order:

(a)         First, among Members, retired Members or Surviving Spouses having unrefunded contributions together with interest at such rate as the Board of Managers may determine (not in excess of the aggregate increment actually earned thereon).

            (b)         Second, among Members, retired Members or Surviving Spouses who:

(i)          were receiving benefits three years prior to termination, but limited to the lesser of the lowest benefit level in that period or the lowest benefit level that would have been paid under the provisions of the Plan as in effect during the five years prior to termination; or

(ii)         were eligible to retire and receive benefits three years prior to termination, but limited to the lowest benefit level that would have been paid under the provisions of the Plan as in effect during the five years prior to termination.

(c)         Third, among Members, retired Members or Surviving Spouses whose benefits are guaranteed under Title IV of the Employee Retirement Income Security Act of 1974.

(d)         Fourth, among Members, retired Members or Surviving Spouses having other vested benefits under the Plan.

            (e)         Fifth, among Members having other benefits under the Plan.

If the assets of the Fund applicable to any of the above categories are insufficient to satisfy in full the described benefits for all individuals in such group, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the termination date) of their respective benefits.

4.          The Board of Managers shall determine on the basis of actuarial valuation the share of the assets allocable to each retired or deceased Member and each Surviving Spouse and to each active Member in the order specified in Section 3 of this Article XIII.   The Board of Managers may, subject to Title IV of the Employee Retirement Income Security Act of 1974, distribute such shares in cash or may apply shares to the purpose of immediate or deferred annuities or other periodic payments, as it shall in its sole discretion determine.

5.          The establishment and existence of the Plan shall not be construed as conferring any legal rights upon any Employee to a continuation of employment, nor shall it interfere with the right of NSC or any Participating Subsidiary to discharge any Employee and to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.   No Member, and no Surviving Spouse of any Member, even after payment of any benefit under the Plan shall have been approved, shall be entitled to have any part of the capital or income or other property of the Fund set aside for his or her benefit.   All sums of money distributable as benefits shall be paid only from the Fund.

ARTICLE XIV.   NONALIENATION OF BENEFITS

To the extent permitted by applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, except as specifically provided in the Plan; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit; and in the event that the Board of Managers shall find that any active or retired Member or Surviving Spouse under the Plan has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his benefits under the Plan, except as specifically provided in the Plan, then such benefit shall cease and terminate, and in that event the Board of Managers shall hold or apply the same to or for the benefit of such active or retired Member or Surviving Spouse in such manner as the Board of Managers may deem proper.

ARTICLE XV.   REFUND OF EMPLOYEE CONTRIBUTIONS

Members' unrefunded contributions, with interest at such rate as the Board of Managers may determine (not in excess of the aggregate increment actually earned thereon), shall be refunded, provided that the Member's Agreement Service constituted Creditable Service under Article IV:

1.          To the Member upon his request.

2.          To the Member upon his resignation or dismissal from service, except that if the Member has met the conditions of Article IX the refund shall be made only upon his request.

3.          Upon a Member's death before retirement, to a person designated by a writing filed with the Secretary prior to the death of such Member, or, in the absence of such designation or in the event of the death or disability of the person designated, in accordance with law.

4.          Upon a Member's death after retirement (unless a spouse's pension is payable under Article VIII), any part of the amount which has been contributed by such Member and which has not been disbursed to him and his spouse as a retirement benefit under paragraph (b) of Section 1 of Article VI, to a person designated in writing filed with the Secretary.

5.          Upon retirement under the Railroad Retirement Act on account of disability without relinquishment of rights to return to the service of NSC or a Participating Subsidiary, to the Member but the refund shall be made only upon his request.

ARTICLE XVI.   AMENDMENTS

NSC reserves the right at any time and from time to time to modify or amend in whole or in part, and retroactively if deemed necessary or appropriate, any or all of the provisions of the Plan in any manner; provided that no such modification or amendment, may be made (unless required in order to preserve the qualified status of the Plan under Section 401(a) or any comparable section of the code, or as may be required by the Employee Retirement Income Security Act of 1974) which would deprive any retired Member or the Surviving Spouse of a retired or deceased Member, without the consent of such person, of any benefits under the Plan to which he would otherwise be entitled; and in no event shall any modification or amendment make it possible for any part of the assets of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of participants in and beneficiaries of the Plan prior to the satisfaction of all liabilities under the Plan with respect thereto.   The Plan may be amended by any proper officer of the Corporation to effect changes which are, in his or her sole judgement and discretion, ministerial, substantively adminis-trative, or necessary to comply with statutory or other legally mandated requirements, and the implementation of which does not result in a material cost to the Corporation or to the Plan. All other amendments to the Plan shall be made by resolution adopted by the Board of Directors.

ARTICLE XVII.   PARTICIPATION BY SUBSIDIARY COMPANIES ‑ JOINT ADMINISTRATION OF OTHER PLANS

Conditional upon prior approval by NSC, any company which is a subsidiary of or affiliated with NSC may adopt and participate in this Plan as a Participating Subsidiary.   Each Participating Subsidiary shall make, execute and deliver such instruments as NSC and/or the Board of Managers shall deem necessary or desirable, and shall constitute NSC and/or the Board of Managers as its agents to act for it in all transactions in which NSC and/or the Board of Managers believe such agency will facilitate the administration of this Plan.

Any company which is a subsidiary of or affiliated with NSC and which adopts a plan for the benefit of its employees may, with the approval of the Board of Directors, enter into an agreement with the Board of Managers to administer such plan.

ARTICLE XVIII.   MERGER OR CONSOLIDATION

The Plan may not be merged or consolidated with, or its assets may not be transferred to any other plan, unless each participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer of assets which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer of assets (if the Plan had then terminated).

ARTICLE XIX.   CONSTRUCTION

The Plan and the rights and obligations of all persons having an interest therein shall be construed in accordance with the laws of the Commonwealth of Virginia ..

ARTICLE XX.   CANADIAN MEMBERS

Anything in the Plan to the contrary notwithstanding, effective January 1, 1987, the Plan shall comply with the requirements of the Pension Benefits Standards Act, 1985, of Canada (hereinafter called the Pension Act) and applicable regulations thereunder, and shall be administered by NSC, but only with respect to Members or Former Members protected thereby.   A Former Member is any person who has ceased membership in the Plan or has retired from the Plan.   The following sections of this Article XX are included in compliance with requirements of the Pension Act for certain explicit provisions or statements in the Plan and shall apply with respect to Members or Former Members protected by the Pension Act notwithstanding anything to the contrary or inconsistent therewith in the Plan.   An employee protected by the Pension Act can choose not to be a Member of this Plan because of his religious beliefs.   Whenever used herein, words in the masculine form shall be deemed to refer to females as well as males.   The gender of a Member or Former Member or spouse does not determine the amount of any benefit to which the Member, Former Member or spouse may be entitled under the Plan.

1.          For Members who become a Member of the Plan on or after April 1, 2000, the retirement benefit of a Member protected by the Pension Act shall be calculated and payable in Canadian dollars, and such benefit shall be reduced by 66-2/3% of any pension payable under the Canada Pension Plan or a provincial pension plan as defined in section 3 of the Canada Pension Plan on the basis of service under the Canada Pension Plan applicable to Creditable Service under the Plan, assuming that such pension commenced at the earliest eligibility age following retirement.   This reduction shall be in addition to any applicable offset described in paragraphs (d) through (i) of section 1 of Article IV.

2.          Notwithstanding any provisions to the contrary, a Member or Former Member protected by the Pension Act may retire ten years prior to the ages specified in Sections 1 through 3 of Article V; provided, however, that the Creditable Service requirements in Article VI are met; and provided further that the Member's or Former Member's retirement benefit shall be the actuarial present value of the retirement benefit which would have been payable to the Member or Former Member pursuant to Article VI calculated on the basis of actual Creditable Service and Average Final Compensation at the time of retirement.

3.          The provisions of Article IX shall apply with respect to Members protected by the Pension Act; provided, however, any Member who has completed 2 Years of Service as defined in Section 6 of Article IX shall have a nonforfeitable right to 100% of his accrued retirement benefit under the Plan.   A Member or Former Member who has vested under this Section 2 and has terminated service shall be entitled to all applicable benefits under the Plan.

4.          (a)         Notwithstanding any provisions of Article VIII to the contrary, a Member or Former Member protected by the Pension Act who has a spouse at the time his retirement benefit commences shall receive such retirement benefit in the form of a joint and survivor annuity payable to him during life and after his death to his spouse during life in an amount equal to 60% of the amount payable to the Member or Former Member.   The initial amount of the retirement benefit shall be reduced 3% unless there is no spouse entitled to receive a benefit upon the Member's or Former Member's death.   For purposes of this Section 3 of Article XX, the term "spouse" means:   (1) if there is no person described in clause (2), a person who is married to the Member or Former Member or who is a party to a void marriage with the Member or Former Member or (2) a person of the opposite sex who is cohabitating with the Member or Former Member in a conjugal relationship at the relevant time, having so cohabitated for at least one year.

(b)         Where a Member (or Former Member with an accrued vested benefit remaining in the Plan) dies prior to becoming eligible for an early retirement benefit pursuant to Section 1 of this Article XX, the surviving spouse, if any, is entitled to receive, when the surviving spouse attains the requisite age specified in Section 1 of this Article XX, that portion of the Member's or Former Member's accrued vested benefit, to which the Member would have been entitled on his date of death if the Member had terminated employment on that day and had not died.

(c)         A Member or Former Member who is vested under Section 2 of this Article XX may elect in writing to have a retirement benefit immediately payable to his spouse pursuant to the provisions of Section 2(b) of Article VIII; provided, however, such benefit shall be equal to 60% of the benefit the deceased Member or Former Member would have been eligible to receive assuming he had retired on the last day of the month in which he dies.

(d)         A Member who dies after becoming eligible for an early retirement benefit pursuant to Section 1 of this Article XX, but prior to the commencement of such benefit, shall be deemed to have retired on the date of his death for purposes of the survivor benefit provided in subsection (a) hereof.

5.          Except as otherwise provided in the next paragraph, no benefit under the Plan of any Member or Former Member protected by the Pension Act is capable of being assigned, charged, anticipated or given as security or confers on a Member or Former Member, that person's personal representative or dependent or other person, any right or interest therein that is capable of being assigned, charged, anticipated or given as security.   Once vested, no benefit is capable of being surrendered or commuted during the lifetime of the Member or Former Member or that person's spouse or confers on a Member or Former Member, that person's personal representative or dependent or other person, any right or interest therein that is capable of being surrendered or commuted during the lifetime of the Member or Former Member or that person's spouse.   The provisions of this paragraph notwithstanding, where the annual pension benefit payable under the Plan is less than 2% of the "Year's Maximum Pensionable Earnings" (as that term is defined in the Pension Act) for the calendar year in which a Member ceases to be a member of the Plan or dies, the Member's accrued vested benefit may be paid to the Member or surviving spouse.   No benefit under the Plan of any Member or Former Member protected by the Pension Act shall be subject in any manner to surrender or commutation during the lifetime of such Member or Former Member; provided, however, that pursuant to an agreement between the spouses or a court order, a Member or Former Member may assign all or part of his accrued vested benefit to his spouse, effective as of divorce, annulment or separation, subject to applicable provincial property law.   In the event of such an assignment, the spouse shall, in respect of the assigned portion of the pension benefit, be deemed to be a Former Member of the Plan as of the effective date of such assignment, provided, however, that a subsequent spouse of the assigned spouse is not entitled to any benefits under the Plan in respect of the assigned pension benefit.

6.          When the employment of a Member protected by the Pension Act is terminated for any reason (including death) prior to the Member's eligibility to retire pursuant to Section 1 of this Article XX, the actuarial present value of the Member's accrued vested benefit shall be computed in accordance with the Act or applicable regulations.   The Member, or the surviving spouse (defined in Section 3 of this Article XX), as the case may be, is entitled, within 90 days, to transfer such actuarial present value to another pension plan, if that other plan permits, or to a life income fund or a locked-in registered retirement savings plan or to use such actuarial present value to purchase an immediate or deferred life annuity.

7.          To the extent and so long as required by the Pension Act or applicable regulations thereunder, NSC or the Participating Subsidiaries shall make contributions currently in amounts sufficient to pay current service costs of the Plan with respect to Members protected by the Pension Act and liquidate any unfunded liabilities or experience deficiencies with respect to such Members over the period of time set forth in such Pension Act or applicable regulations.

8.          Any portion of the Fund which is earmarked with respect to Members protected by the Pension Act shall be invested only as prescribed by the Pension Act or applicable regulations thereunder.

9.          Each Member of the Plan and each employee who is eligible to join the Plan and that person's spouse will be given a written explanation of the provisions of the Plan and any applicable amendments thereto within 6 months after the establishment of the Plan or after any amendment thereto.   Each Member and the Member's spouse will be given, within 6 months after the end of each Plan year, a written statement showing the pension benefits to which the Member is entitled under the Plan at the end of that year, the funded ratio of the Plan, where applicable, and such other information as is prescribed.   Each Member and the Member's spouse may, once in each year of operation of the Plan, either in person or by an agent authorized in writing for that purpose, examine documents filed with the Superintendent at such place as is agreed to by the Plan administrator and the person requesting the documents and order, in writing, a photocopy of any such documents. Where a Member retires from the Plan, ceases to be a Member or dies or where the whole or part of the Plan is terminated, the Plan administrator shall give to that Member (or, in the case of termination, each Member) and to the Member's spouse (and, in the case of the Member's death, the Member's legal representative) a written statement, in prescribed form, of the Member's pension benefits and other benefits payable under the Plan, within 30 days after the date of the retirement, cessation of membership, death or termination.

ARTICLE XXI.   TOP HEAVY PROVISIONS

1.          In the event that the Plan is determined to be Top Heavy (as defined in Section 2 of this Article XXI), the following provisions shall apply to the Plan for any Plan Year for which the Plan is deemed to be Top Heavy:

(a)         Notwithstanding the provisions of Section 1 of Article IX, a Member who has completed 3 years of service (as defined in Section 6 of Article IX), or who has attained Normal Retirement Age, shall have a nonforfeitable right to 100% of his Accrued Benefit under the Plan;

(b)         Notwithstanding the provisions of Section 1 of Article VI, the Accrued Benefit of any Member who is not a key employee, when expressed as an annual retirement benefit payable in the form of a single life annuity at Normal Retirement Age, shall not be less than the product of the average annual compensation of such Member for the period of five years during which such Member had the highest aggregate compensation multiplied by:

                        (i)          2% for each year of service; or

                        (ii)         20%,

whichever is less; provided however that in determining average annual compensation and years of service, years of service which begin in a Plan Year after the last Plan Year in which the Plan was Top Heavy, years of service which end in a Plan Year before January 1, 1984, and years of service when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee, shall be disregarded.

2.          The Plan will be deemed to be Top Heavy if as of the last day of the preceding Plan Year:

(a)         The present value of cumulative accrued benefits under the Plan for key employees exceeds 60% of the present value of the cumulative accrued benefits under the Plan for all Members; or

(b)         The Plan is part of a Required Aggregation Group (within the meaning of Sec. 416(g) of the Code) and the Required Aggregation Group is one in which the sum of:

(i)          the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in the Aggregate Group; and

(ii)                 the aggregate of the accounts of key employees under all defined contribution plans included in such Aggregate Group, exceeds 60% of a similar sum for all employees, provided however, that the Plan shall not be deemed to be Top Heavy for any Plan Year in which the Plan is part of a Required Aggregation Group or permissive Aggregation Group (within the meaning of Sec. 416(g) of the Code) which is not Top Heavy.   The present value of accrued benefits will be computed using the published UP‑1984 Table, with interest at 6% compounded annually.

(c)         The present value of an employee's cumulative accrued benefit or account shall be increased by the distributions made to the employee under the Plan and any plan in the Aggregate Group during the one-year period prior to the determination date. In the case of a distribution made for reason other than separation from service, death or disability, this provision shall be applied by substituting a five-year period for one-year period.

(d)         The accrued benefits and accounts of any individual who has not performed services for the employer during the one-year period ending on the determination date shall not be taken into account.

3.          Any employee, or former employee, and the beneficiary of such employee shall be deemed to be a key employee for purposes of this Article XXI if at any time during the Plan Year such Member is:

(a)         An officer of NSC or a Participating Subsidiary who receives compensation (within the meaning of Section 414(q)(4) of the Code) from NSC or a Participating Subsidiary of more than one hundred thirty thousand dollars ($130,000) per year (as adjusted under section 416(i)(1) of the Code for Plan Years after December 31, 2002), provided that no more than fifty (50) Members (or, if lesser, the greater of three (3) or 10 percent (10%) of all employees of the Corporation and Participating Subsidiaries) shall be considered as officers for purposes of this subsection 3(a) of Article XXI;

            (b)         An owner of 5% of the stock of NSC or a Participating Subsidiary; or

(c)         An owner of 1% of the stock of NSC or a Participating Subsidiary who receives compensation (within the meaning of Section 414(q)(4) of the Code) from NSC or a Participating Subsidiary of more than one hundred fifty thousand dollars ($150,000) per year.

4.          Required Aggregation Group as used in Section 2 of this Article XXI shall mean the Plan along with all other plans of the Corporation or any Participating Subsidiary in which a key employee participates or any other plan which enables the Plan to meet the requirements of Section 401(a) or Section 410 of the Code for the purpose of determining whether the Plan is Top Heavy.

5.          For plan years beginning on or after January 1, 2001, the definition of compensation in Paragraphs 1(b), 3(a), and 3(c) of this Article XXI shall include elective amounts that are not includible in the gross income of the employee by reason of Section 132(f)(4) of the Code.

ARTICLE XXII.   NW PLAN FOR SUPPLEMENTAL PENSIONS

Anything in the Plan to the contrary notwithstanding, effective December 31, 1988, a Member who was a member of the NW Supplemental Plan on December 31, 1988, shall receive or be eligible to receive only those retirement benefits to which he would otherwise have been entitled under the terms of the NW Supplemental Plan.

ARTICLE XXIII.   RETIREE MEDICAL BENEFITS

1.                    Definitions.   For purposes of this Article XXIII, the following definitions shall apply:

(a)                 Benefit Maintenance Period ..   The term Benefit Maintenance Period shall mean the period of 5 taxable years beginning with the taxable year in which a Qualified Transfer occurs.

(b)         Eligible Dependent.   The term "Eligible Dependent" shall mean a person who, by reason of his relationship to an Eligible Retiree and pursuant to the terms of the Medical Benefits Plan, is or may become entitled to Qualified Benefits under the Medical Benefits Plan, provided that such person is a "dependent" within the meaning of Sec. 152 of the Code.

(c)         Eligible Individual.   The term "Eligible Individual" shall mean an Eligible Retiree or an Eligible Dependent.

            (d)         Eligible Retiree.   The term "Eligible Retiree" shall mean any Member or Former Member:

(i)          who (A) is entitled to retirement benefits under the Plan or (B) has received a lump sum distribution of his benefit under the Plan pursuant to Section 8 of Article VI;

(ii)         who is or may become entitled to receive Qualified Benefits under the Medical Benefits Plan; and

(iii)        who is not a Key Employee (as defined in Sec. 416(I)(1) of the Code) at any time during the Plan Year and has not been a Key Employee at any time during any previous Plan Year for which contributions were made for such individual's benefit to the Medical Benefits Account.

(e)         Establishment Date.   The term "Establishment Date" shall mean January 1, 1991, the date as of which the Medical Benefits Account shall be effective.

(f)         Excess Pension Assets.   The term "Excess Pension Assets" shall mean the excess, if any, of the following (determined as of the most recent valuation date of the Plan preceding the date of the Qualified Transfer):

(i)          the lesser of (A) the fair market value of the Plan's assets or (B) the value of the Plan's assets as determined in accordance with Sec. 412(c)(2) of the Code, over

                        (ii)         the greater of:

(A)        the lesser of (I) the applicable percentage as determined under Sec. 412(c)(7)(f) of the Code of current liability (including the expected increase in current liability due to benefits accruing during the Plan Year)or (II) the accrued liability (including normal cost) under the Plan (determined under the entry age normal funding method if such accrued liability cannot be directly calculated under the funding method used for the Plan), or

(B)         125% of the Plan's current liability (as defined in Sec. 412(c)(7)(B) of the Code).

(g)         Medical Benefits Account or Account.   The term "Medical Benefits Account" or "Account" shall mean the separate record keeping account established pursuant to this Article XXIII to account for contributions (and any Excess Pension Assets allocated thereto) to fund benefits payable under this Article XXIII.

(h)         Medical Benefits Plan.   The term "Medical Benefits Plan" shall mean the Norfolk Southern Corporation Comprehensive Benefits Plan as in effect on the Establishment Date and as amended from time to time thereafter, or any successor plan.

(i)          Qualified Benefits.   The term "Qualified Benefits" shall mean the benefits that are provided pursuant to Paragraphs A(1), A(2), A(3), and A(4) of Article IV and Appendices H, I, J, and K of the Medical Benefits Plan pursuant to the terms of such provisions as in effect on the Establishment Date and as amended from time to time thereafter.

(j)          Qualified Current Retiree Health Liabilities.   The term "Qualified Current Retiree Health Liabilities" shall have the meaning provided by Sec. 420(e)(i) of the Code

(k)         Qualified Transfer.   The term "Qualified Transfer" shall mean an allocation of Excess Pension Assets to the Medical Benefits Account pursuant to Section 9 of this Article XXIII.

(l)          Service Provider or Service Providers.   The term "Service Provider" or "Service Providers" shall mean one or more persons or organizations that the plan administrator may employ in connection with the administration of the Medical Benefits Plan and the Medical Benefits Account, including, but not limited to, an actuary, consultant, accountant, attorney, specialist, or adviser (including an investment adviser).

2.          Establishment of Separate Account.   A Medical Benefits Account shall be maintained with respect to contributions from NSC or the Participating Subsidiaries and any Excess Pension Assets that are allocated to fund the benefits payable under this Article XXIII.   The assets allocated to the Medical Benefits Account shall be accounted for separately from all other assets of the Plan.   The assets allocated to the Medical Benefits Account may be invested together with the other assets of the Plan without identification of which assets of the Plan are allocable to the Medical Benefits Account and which are allocable to the remainder of the Plan.   However, where assets are not so identified, the earnings on such assets shall be allocated in a reasonable manner between the Medical Benefits Account and the remainder of the Plan.

3.          No Diversion Prior to Satisfaction of All Liabilities.   Except as provided in Subsection 9(c)(ii) of this Article XXIII, prior to the satisfaction of all liabilities under this Article XXIII to provide for the payment of Qualified Benefits, no part of the corpus or income of the Medical Benefits Account may be (within the taxable year or thereafter) used for, or diverted to, any purpose other than the providing of such benefits or the payment of any necessary or appropriate expenses attributable to the administration of the Medical Benefits Account.

4.          Reversion Upon Satisfaction of All Liabilities.   Notwithstanding the provisions of Section 3 of this Article XXIII and except as provided in Subsection 9(c)(ii) of this Article XXIII, any amounts that remain in the Medical Benefits Account upon the satisfaction of all liabilities funded pursuant to this Article XXIII shall be returned to NSC and the Participating Subsidiaries.

5.          Forfeitures.   If an Eligible Individual's interest in the Medical Benefits Account is forfeited prior to termination of the Plan, an amount equal to the amount of the forfeiture shall be applied as soon as possible to reduce any contributions of NSC and the Participating Subsidiaries to fund the Qualified Benefits.

6.                    Benefits Payable Out of the Medical Benefits Account ..

(a)         For each month after the Establishment Date or such other period as determined by the Board of Managers, there shall be paid out of the Medical Benefits Account, in the manner specified in Section 7 of this Article XXIII, the following amounts:

(i)          the aggregate amount of Qualified Benefits that are payable, directly or indirectly, during that period by NSC and the Participating Subsidiaries to Eligible Individuals, including the amount of any premiums that may be payable to an insurance company pursuant to any contract that may provide some or all of the Qualified Benefits to Eligible Individuals; and

(ii)         any necessary and appropriate administrative expenses attributable to the payment of Qualified Benefits from the Medical Benefits Plan and Medical Benefits Account, including any amount that may be payable to an insurance company or other person or organization pursuant to any contract for the provision of administrative services with respect to the payment of Qualified Benefits from the Medical Benefits Plan and the Medical Benefits Account and the amount of fees and expenses that may be owing to any Service Provider.

(b)         The Qualified Benefits and the administrative expenses related thereto that are payable pursuant to Section 6(a) of this Article XXIII shall be payable first out of the Medical Benefits Account to the extent of the amount in the Account, and if any such benefits remain unpaid thereafter, may be payable out of any welfare benefit fund (as defined in Sec. 419(e)(1) of the Code) that NSC and/or the Participating Subsidiaries may have established to provide such benefits or as otherwise provided by the terms of the Medical Benefits Plan.

7.          Payment of Benefits.

(a)         Payments from the Medical Benefits Account shall not exceed the amount in the Medical Benefits Account and may be made as follows:

(i)          to an insurance company or other person or organization with respect to any amounts that are payable pursuant to a contract for the provision of Qualified Benefits to Eligible Individuals or pursuant to a contract for the provision of administrative services with respect to the payment of Qualified Benefits from the Medical Benefits Plan and the Medical Benefits Account;

(ii)         to any Service Providers with respect to any fees and administrative expenses incurred by the Service Providers in connection with the payment of Qualified Benefits to Eligible Individuals from the Medical Benefits Plan and the Medical Benefits Account;

(iii)        to NSC and/or the Participating Subsidiaries with respect to any Qualified Benefits that NSC and/or the Participating Subsidiaries paid, directly or indirectly, to an Eligible Individual;

(iv)        to NSC and/or the Participating Subsidiaries with respect to any amounts that NSC and/or the Participating Subsidiaries paid to an insurance company or other person or organization pursuant to a contract for the provision of Qualified Benefits to an Eligible Individual or pursuant to a contract for the provision of administrative services, or with respect to any fees and expenses that NSC and/or the Participating Subsidiaries paid to any Service Providers; or

(v)         to an Eligible Individual to whom the Qualified Benefits are payable, or if such Eligible Individual is an Eligible Dependent of an Eligible Retiree, to such Eligible Retiree.

            (b)         In no event shall payments to NSC and/or the Participating Subsidiaries in respect of an Eligible Individual or in respect of any amounts paid to an insurance company or a Service Provider exceed the amount paid to the Eligible Individual, the insurance company, or the Service Provider, or precede the payment by NSC and/or the Participating Subsidiaries to the Eligible Individual, the insurance company, or the Service Provider, and in no event shall the Plan provide any security to NSC and/or the Participating Subsidiaries in respect of such payments.

8.          Employer Contributions to the Medical Benefits Account. NSC and the Participating Subsidiaries shall have the sole discretion to determine the amount of any contributions to the Medical Benefits Account with respect to any Plan Year, subject to Subsection 9(f) of this Article XXIII.   However, the amount of any such contribution, as determined by the Plan's actuary, shall be reasonable, and shall be reduced (but not below zero) as required so that the aggregate contributions actually made after the Establishment Date to the Medical Benefits Account and to provide any life insurance benefits provided under the Medical Benefits Plan shall not exceed 25% of the total aggregate contributions (other than contributions to fund past service credits) actually made to the Plan after the Establishment Date (including contributions to the Medical Benefits Account).   At the time NSC and/or the Participating Subsidiaries make a contribution to the Plan, they shall designate the portion, if any, that is allocable to the Medical Benefits Account.

9.          Qualified Transfers of Excess Pension Benefits.   For each taxable year of NSC and the Participating Subsidiaries beginning after December 30, 1990, and before January 1, 2001, Excess Pension Assets under the Plan, if any, may be allocated to the Medical Benefits Account, in accordance with the following requirements:

(a)         Excess Pension Assets shall be allocated to the Medical Benefits Account only once during each taxable year.

(b)         The amount of Excess Pension Assets allocated to the Medical Benefits Account with respect to a taxable year shall not exceed the amount that is reasonably estimated to be the amount that NSC and the Participating Subsidiaries will pay (directly or through reimbursement) out of the Medical Benefits Account during the taxable year of the Qualified Transfer for Qualified Current Retiree Health Liabilities.

(c)         (i)          Any Excess Pension Assets allocated to the Medical Benefits Account pursuant to Section 9 of this Article XXIII (and any income allocable thereto) shall be used only to pay Qualified Current Retiree Health Liabilities for the taxable year of the allocation.

(ii)         Any Excess Pension Assets in the Medical Benefits Account (and any income allocable thereto) that are not used as provided in Subsection 9(c)(i) of this Article XXIII shall, at the end of the taxable year of the allocation, be reallocated from the Medical Benefits Account to the remainder of the Plan.

  (d)         Any amount paid out of the Medical Benefits Account for the taxable year of a Qualified Transfer shall be treated as paid first out of any Excess Pension Assets allocated to the Medical Benefits Account for such taxable year and any income allocated thereon.

(e)         The accrued retirement benefits of the Members, their Surviving Spouses, and certain former Members under the Plan shall become nonforfeitable pursuant to Section 7 of Article IX.

(f)         NSC and the Participating Subsidiaries shall not contribute any amounts to the Medical Benefits Account or to a welfare benefit fund (as defined in Sec. 419(e)(1) of the Code) with respect to Qualified Current Retiree Health Liabilities that, pursuant to Subsection 9(c)(i) of this Article XXIII, must be provided by the Excess Pension Assets that have been allocated to the Medical Benefits Account.

(g)         As required by Sec. 420(c)(3) of the Code, Qualified Benefits provided under the Medical Benefits Plan during the Benefit Maintenance Period to each Eligible Retiree who has retired prior to a Qualified Transfer of Excess Pension Assets shall be substantially the same as the highest level of Qualified Benefits available to such Eligible Retiree during the taxable year immediately preceding the taxable year of the Qualified Transfer. If an Eligible Retiree retires prior to a Qualified Transfer of Excess Pension Assets but is not eligible to receive Qualified Benefits during the taxable year immediately preceding the taxable year of the Qualified Transfer, Qualified Benefits provided under the Medical Benefits Plan during the Benefits Maintenance Period shall be substantially the same as the Qualified Benefits provided under the Medical Benefits Plan at the time the Eligible Retiree retires.   No allocation of Excess Pension Assets to the Medical Benefits Account will be permitted unless the Medical Benefits Plan contains language implementing this provision.

10.         Documentation of Eligible Individual Status.   Before making any payments to any individual pursuant to this Article XXIII, the Board of Managers may require such documentation as the Board of Managers, consistent with the other provisions of the Plan, reasonably deems necessary to demonstrate that such individual qualifies as an Eligible Individual.

11.         Limitation on Rights to Benefits. This Article XXIII and the establishment of the Medical Benefits Account shall not be construed as giving any Member or former Member the right to any payment of a benefit from the Medical Benefits Plan.   The terms of the Medical Benefits Plan alone shall govern a Member's or former Member's entitlement to benefits thereunder.   The Plan, this Article XXIII, and the Medical Benefits Account shall not be construed as granting or implying a promise to provide, currently or in the future, any health benefits (including Qualified Benefits) or a stated level of health benefits to any Member or former Member or their dependents, nor shall they be construed as in any way limiting or otherwise affecting the rights of NSC and the Participating Subsidiaries to alter, amend, change, or terminate the Medical Benefits Plan or this Article XXIII.

ARTICLE XXIV.   MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

ARTICLE XXV.   DISABILITY BENEFIT

1.          A Member who is eligible to receive a benefit under the Long-Term Disability Plan of Norfolk Southern Corporation and Participating Subsidiary Companies or any successor plan shall be eligible to receive a Disability Benefit under this Article until the earlier of (i) the date when the Member ceases to be entitled to benefits under the LTD Plan, or (ii) the date when the Member reaches age 65.   Except as otherwise provided in this Article, the monthly Disability Benefit payable hereunder shall be an amount equal to 50% of the Member's monthly Disability Benefit Compensation.   The Disability Benefit shall be reduced by the following amounts:

(a)         any amount paid or payable to the Member on account of his or her disability under any Workers' Compensation or Occupational or Non-Occupational Disease or Disability Act or Law, the Federal Employers' Liability Act, Railroad Unemployment Insurance Act, Railroad Retirement Act, or the Federal Social Security program;

(b)         any retirement benefit which becomes payable under this Plan or any benefit which becomes payable under any pension plan of NSC or a subsidiary of NSC or Consolidated Rail Corporation or of any other entity whose service is credited under any pension plan of Consolidated Rail Corporation, at the earliest eligibility age without reduction for early retirement;

(c)         any amount paid or payable under the Railroad Retirement or Federal Social Security Acts to the spouse or dependents of the Member, but only if the total benefit from all sources exceeds 75% of the Member's basic monthly salary; and

(d)         any income which the Member receives for personal services or for any business or occupation in which the Member engages during the period for which benefits are payable, unless the Member is engaged in rehabilitative employment under a program of rehabilitation (as determined by the LTD Plan's Board of Managers under Section 2 of this Article).

If the reduction under paragraph (a), (b), or (c) of this Section 1 is determined after the Disability Benefit commences, the reduction shall be applied retroactively to the date the Disability Benefit commenced (or, if later, to the beginning of the period for which the benefit described in paragraph (a), (b), or (c) is paid). If a lump sum payment or periodic payments are made on account of such disability under any such Act, Law, or Plan, the monthly Disability Benefit shall be reduced by the actuarial equivalent of such lump sum settlement or periodic payments, stated as a monthly benefit paid over the same period the Disability Benefit is expected to be paid, as computed by an independent actuary.

2.          The Disability Benefit payable under this Article is an ancillary benefit that does not cause any reduction in the Normal Retirement Benefit or early retirement benefit otherwise payable to the Member.   No election of a form of payment shall be permitted until the Member ceases to receive a Disability Benefit.   If the Member dies while he is receiving a Disability Benefit, the benefit (if any) payable to his Surviving Spouse shall be determined under the preretirement survivor annuity provisions in Article VIII.

3.          The LTD Plan's Board of Managers shall have the exclusive right in its discretion to interpret this Article and to decide all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions.   All determinations of the LTD Plan's Board of Managers with respect to any matter under this Article shall be conclusive and binding on all persons.

The LTD Plan's Board of Managers shall make all determinations as to the right of any person to the Disability Benefit under this Article.   Any denial by the LTD Plan's Board of Managers of a claim for benefits under this Article by an Employee or Member shall be stated in writing by the LTD Plan's Board of Managers and delivered or mailed to the Employee or Member, and such notice shall set forth the specific reasons for the denial, written in a manner that may be understood by the Employee or Member.   In addition, the LTD Plan's Board of Managers shall afford a reasonable opportunity to any Employee or Member whose claim for Disability Benefits has been denied for a review of the decision denying the claim.

ARTICLE XXVI.   MISCELLANEOUS

1.          This Plan shall not be deemed to be an employment contract between the Corporation or any Participating Subsidiary and any Member or other employee.

2.          Any person eligible to receive benefits hereunder shall furnish to the Managers any information or proof requested by the Managers and reasonably required for the proper administration of the Plan.   Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Managers.

3.          Each Member and each Beneficiary entitled to receive a benefit under the Plan shall keep the Managers advised of his or her current address.   If the Managers are unable to locate a Member or Beneficiary to whom a benefit is payable under the Plan for a period of twelve (12) months, or if the Member or Beneficiary to whom a benefit is payable under the Plan receives a check for payment of the benefit but does not present the check for payment within twelve (12) months, in either case commencing with the day on which such benefit first becomes payable, the total amount payable to such Member or Beneficiary shall be forfeited and shall be used to reduce future contributions by NSC and the Participating Subsidiaries as provided in Article X; provided, that if such Member or Beneficiary to whom a benefit is payable makes a claim in writing for such benefit after the expiration of such twelve (12) month period, the benefit shall be reinstated.

4.          The Corporation or any Participating Subsidiary shall have the right, to the extent permitted by law, to deduct from any payment or distribution to a Member or Beneficiary any Federal, state or local taxes of any kind required by law to be withheld.

EXHIBIT A

EMPLOYEE MORTALITY ASSUMPTION

USED IN DEVELOPMENT OF OPTION FACTORS

Employee           Annual Rate                     Employee           Annual Rate         Employee           Annual Rate

  Age                of Mortality                       Age                of Mortality           Age                            of Mortality

20                     0.000411                         50                       0.004259           80                     0.079994

21                     0.000427                         51                       0.004721           81                     0.088980

22                     0.000445                         52                       0.005210           82                     0.098503

23                     0.000463                         53                       0.005727           83                     0.108513

24                     0.000485                         54                       0.006272           84                     0.119079

25                     0.000508                         55                       0.006844           85                     0.130175

26                     0.000534                         56                       0.007444           86                     0.141882

27                     0.000562                         57                       0.008076           87                     0.154275

28                     0.000594                         58                       0.008747           88                     0.167531

29                     0.000628                         59                       0.009471           89                     0.181694

30                     0.000666                         60                       0.010265           90                     0.196968

31                     0.000708                         61                       0.011150           91                     0.209014

32                     0.000754                         62                       0.012152           92                     0.221755

33                     0.000805                         63                       0.013305           93                     0.235306

34                     0.000860                         64                       0.014641           94                     0.249791

35                     0.000923                         65                       0.016203           95                     0.265356

36                     0.000991                         66                       0.018034           96                     0.282155

37                     0.001066                         67                       0.019960           97                     0.300359

38                     0.001149                         68                       0.021877           98                     0.320159

39                     0.001242                         69                       0.023874           99                     0.341754

40                     0.001343                         70                       0.026165           100                   0.365359

41                     0.001470                         71                       0.029253           101                   0.391194

42                     0.001639                         72                       0.032731           102                   0.419496

43                     0.001848                         73                       0.036536           103                   0.452379

44                     0.002094                         74                       0.040725           104                   0.492096

45                     0.002376                         75                       0.045963           105                   0.540899

46                     0.002691                         76                       0.050642           106                   0.601038

47                     0.003038                         77                       0.056811           107                   0.674766

48                     0.003416                         78                       0.063794           108                   0.764335

49                     0.003824                         79                       0.071557           109                   0.871996

                                                                                                            110                   1.000000

EXHIBIT B

BENEFICIARY MORTALITY ASSUMPTION

USED IN DEVELOPMENT OF OPTION FACTORS

Employee           Annual Rate                     Employee           Annual Rate         Employee           Annual Rate

  Age                of Mortality                       Age                of Mortality           Age                            of Mortality

20                     0.000275                         50                       0.002367           80                     0.063124

21                     0.000290                         51                       0.002753           81                     0.070445

22                     0.000306                         52                       0.002798           82                     0.078282

23                     0.000323                         53                       0.003049           83                     0.086449

24                     0.000342                         54                       0.003324           84                     0.095459

25                     0.000362                         55                       0.003630           85                     0.105185

26                     0.000383                         56                       0.003976           86                     0.115744

27                     0.000406                         57                       0.004376           87                     0.126922

28                     0.000430                         58                       0.004839           88                     0.139471

29                     0.000457                         59                       0.005371           89                     0.152845

30                     0.000487                         60                       0.005978           90                     0.167597

31                     0.000518                         61                       0.006663           91                     0.180685

32                     0.000553                         62                       0.007428           92                     0.194505

33                     0.000591                         63                       0.008273           93                     0.209559

34                     0.000632                         64                       0.009196           94                     0.226003

35                     0.000677                         65                       0.010191           95                     0.244005

36                     0.000725                         66                       0.011255           96                     0.263751

37                     0.000780                         67                       0.012374           97                     0.285445

38                     0.000839                         68                       0.013662           98                     0.309309

39                     0.000903                         69                       0.015214           99                     0.335583

40                     0.000975                         70                       0.017162           100                   0.364532

41                     0.001056                         71                       0.019865           101                   0.396444

42                     0.001147                         72                       0.023001           102                   0.431633

43                     0.001251                         73                       0.026492           103                   0.470647

44                     0.001366                         74                       0.030321           104                   0.515260

45                     0.001494                         75                       0.034536           105                   0.567251

46                     0.001638                         76                       0.039190           106                   0.628394

47                     0.001795                         77                       0.044335           107                   0.700464

48                     0.001968                         78                       0.050109           108                   0.785238

49                     0.002158                         79                       0.056293           109                   0.884492

                                                                                                            110                   1.000000

Retirement Plan of Norfolk Southern Corporation

and Participating Subsidiary Companies

Schedule A. Additional Retirement Benefits

The following Members, listed by confidential identification numbers maintained by the Plan Administrator, will receive the indicated monthly Additional Retirement Benefit, in accordance with Article VI of the Plan:

Schedule A

                                                                                     Additional

                                                       Identification             Retirement

                                                          Number                   Benefit

1                         $26.88

2                         381.72

3                         276.40

4                      4,555.13

5                         315.53

6                         328.30

7                         964.32

8                           58.67

9                           83.33

10                    1,577.71

11                         70.30

12                       197.63

13                       821.87

14                       815.08

15                       370.82

16                       731.48

17                       121.25

18                    1,304.57

19                    7,731.59

20                         40.95

21                       482.36

22                         68.45

23                       116.21

24                         83.98

25                       499.96

26                         44.99

27                       200.79

28                       783.26

Schedule A continued

                                                                                     Additional

                                                       Identification             Retirement

                                                          Number                   Benefit

29                         33.59

30                         67.84

31                   21,388.96

32                    1,371.51

33                       147.65

34                       487.99

35                       127.44

36                       769.73

37                       188.72

38                    1,548.04

39                    1,194.37

40                       158.08

41                    3,411.23

42                       833.34

43                    5,556.86

44                       183.18

45                       671.52

46                       615.62

47                    1,104.12

48                       327.24

49                         41.75

50                       942.45

51                       935.30

52                       387.31

53                    3,322.86

54                       791.16

55                       744.92

56                       182.28

57                           5.95

58                           8.25

59                    1,023.05

60                    1,087.63

61                    5,407.87

62                         69.21

63                    1,155.57

64                       108.99

65                    4,558.49

66                       146.78

67                       504.39

68                         94.28

Schedule A continued

                                                                                     Additional

                                                       Identification             Retirement

                                                          Number                   Benefit

69                         84.35

70                         54.44

71                       802.10

72                       219.41

73                       275.25

74                    1,574.82

75                       118.26

76                       424.57

77                       348.56

78                         19.96

79                       608.65

80                       327.15

81                       837.55

82                       184.38

83                           4.09

84                       951.01

85                       488.58

86                    2,518.63

87                    3,292.37

88                    1,335.68

89                    2,240.10

90                         36.38

91                         69.12

92                       494.79

93                       174.17

94                       446.33

95                       146.10

96                         40.11

97                       526.49

98                       833.06

99                           6.08

100                     423.71

101                     307.33

102                     152.40

103                     700.33

104                     204.18

105                     223.78

106                     404.78

107                       93.75

Schedule A continued

                                                                                     Additional

                                                       Identification             Retirement

                                                          Number                   Benefit

108                         6.33

109                     675.25

110                     542.69

111                     328.30

112                     274.99

113                     295.00

114                   1,859.62

115                     381.74

116                     301.07

117                     365.04

118                     168.74

119                     603.48

120                     616.62

121                       97.56

122                     356.81

123                     502.83

124                   1,411.62

125                     907.19

126                     571.81

127                       17.65

128                     131.68

129                       45.88

130                       40.14

131                       96.65

132                   2,489.98

133                   1,706.36

134                       59.66

135                       24.14

136                   1,033.44

137                     184.46

138                     414.57

139                       25.72

140                       33.74

141                     132.75

142                       55.67

143                     210.00

144                     124.95

145                     482.39

146                     682.86

147                     184.46

Schedule A continued

                                                                                     Additional

                                                       Identification             Retirement

                                                          Number                   Benefit

148                     141.74

149                     150.98

150                     547.65

151                   1,075.72

152                     385.38

153                   2,317.54

154                     345.11

155                     516.83

156                     555.43

157                 18,307.91

158                   1,759.62

159                       94.26

160                       83.45

161                         9.27

162                     910.85

163                     190.44

164                     191.98

165                     543.21

166                   1,486.76

167                     917.88

168                     382.97

169                       41.89

170                       49.51

171                   1,255.99

172                   1,446.97

173                     469.50

174                   1,309.05

175                   2,677.79

176                   1,486.51

177                     112.85

178                     624.48

179                   3,369.39

180                     562.19

181                     971.15

182                   1,130.67

Retirement Plan of Norfolk Southern Corporation

and Participating Subsidiary Companies

Schedule B. Additional Retirement Benefits

The following Members, listed by confidential identification numbers maintained by the Plan Administrator, will receive the indicated monthly Additional Retirement Benefit, in accordance with Section 1.(d) of Article VI of the Plan, effective as of January 1, 2005:

Identification Number	Additional Retirement Benefit Before Offset Described in Section 1(e) of Article VI Is Applicable	Additional Retirement Benefit After Offset Described in Section 1(e) of Article VI is Applicable

1	$182.08	$2.61
2		95.38
3		175.27
4	1,352.10	726.15
5		101.82
6		84.18
7		216.58
8		81.42
9	217.66
10	388.16
11	378.31
12		152.21

Retirement Plan of Norfolk Southern Corporation

and Participating Subsidiary Companies

Schedule C. Reduction in Retirement Benefits

The retirement benefits otherwise payable to the following Members, listed by confidential identification numbers maintained by the Plan Administrator, will be reduced by the indicated monthly amount, in accordance with Section 1.(k) of Article VI of the Plan, effective as of January 1, 2005:

Identification Number	Reduction in Benefit

1	$34.18
2	25.00
3	25.00
4	25.00
5	25.00
6	25.00
7	25.00
8	25.00
9	25.00
10	25.00
11	25.00